Exhibit 10.1

FRONTIER PRODUCTS OFFTAKE AGREEMENT AND AMENDMENTS
EL DORADO REFINERY

INDEX

Frontier Products Offtake Agreement dated October 19, 1999.
First Amendment dated September 18, 2000.
Second Amendment dated September 21, 2000.
Third Amendment dated December 19, 2000.
Fourth Amendment dated February 22, 2001.
Fifth Amendment dated August 14, 2001.
Sixth Amendment dated November 5, 2001.
Seventh Amendment dated April 22, 2002.
Eighth Amendment dated May 30, 2003.
Ninth Amendment dated May 25, 2004.
Tenth Amendment dated May 3, 2005.
Eleventh Amendment dated March 31, 2006.
Twelfth Amendment dated May 11 2006.
Thirteenth Amendment dated September 30, 2007.
Fourteenth Amendment dated May 1, 2008.
Fifteenth Amendment dated May 28, 2008.

FRONTIER PRODUCTS OFFTAKE AGREEMENT
EL DORADO REFINERY

AGREEMENT dated as of October 19, 1999 by and between Frontier Oil and Refining Company, a Delaware corporation ("Frontier") and Equiva Trading Company, a Delaware general partnership ("ETCo"), but effective as of the Effective Time defined in the Asset Purchase and Sale Agreement dated even date herewith among Equilon Enterprises LLC, Frontier El Dorado Refining Company and Frontier Oil Corporation. Frontier and ETCo are sometimes referred to herein individually as a Party and collectively as the Parties.

WITNESSETH:

WHEREAS, Frontier desires to sell certain products in connection with Frontier El Dorado Refining Company's operations at the El Dorado Kansas Refinery, in Butler County Kansas (the "Refinery") all upon the terms and conditions set forth herein; and

WHEREAS, ETCo is willing to buy those products in the quantities, at the price, and on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties agree as follows:

1.    DEFINITIONS. Capitalized terms shall have the meaning defined herein. As used in this Agreement, the following terms shall have the meanings set forth below:

Affiliate shall, with respect to ETCo, mean any of its members or owners, and their respective parents, subsidiaries, affiliates, or joint venturers, or any other Person directly or indirectly controlling, controlled by, or under common control with, ETCo; with respect to Frontier, the term shall mean any Person directly or indirectly controlling, controlled by, or under common control with, Frontier. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities or interests or otherwise.

Person means an individual, corporation, partnership, association, trust, limited liability company or any other entity or organization, including a government or political subdivision or agency, unit or instrumentality thereof.

2.    PURCHASE OF PRODUCTS.

To the extent provided in and subject to the terms and conditions of this Agreement, ETCo shall buy from Frontier and Frontier shall sell to ETCo the products as listed below ("Products") which are produced at the Refinery during the term hereof on the terms and conditions in the attached Schedules, including volumes, price formulae, and other terms:

(a) Off-Take Volumes in accordance with Schedule A;

(b) Mogas in accordance with Schedule B;

(c) Diesel in accordance with Schedule C;

(d) Avjet in accordance with Schedule D;

(e) #1 Fuel Oil in accordance with Schedule E; and

(f) Products listed in subsections (b), (c), and (e) in excess of the MPF and other products not listed may, but are not required to be, marketed in accordance with Schedule F.

Products shall be delivered in compliance with all federal, state, and local regulations applicable at the designated custody transfer point. Product specification changes due to any federal, state, or local regulations shall override the specification requirements in all schedules and exhibits.

3.    PRICING.

(a) Pricing for each Product purchased and sold is provided in the appropriate Schedule attached hereto. If the Parties agree that a certain price shall be determined using (in whole or part) a particular published price and that publication ceases during the term of that Schedule, the Parties shall negotiate a substitute method for determining the price based upon an arms-length, third-party price for a like product and volume which should not exceed the third-party price duly taking into account quality and transportation differentials.

(b) The initial publication used for pricing Products will be Platt's Oil Service.  Each Party hereto agrees that neither it nor any of its Affiliates will attempt to affect the Platt's quoted prices in such a manner as to unfairly gain an advantage in the pricing formulas used in this Agreement.  Each Party has the right, upon request to the other Party, to audit all data supplied by the other Party or any of its Affiliates to Platt's Oil Service (or future substituted publications).

4.    DELIVERY AND NOMINATION.

        (a) On or before the 15th of each calendar month, Frontier will submit to ETCo a Monthly Product Forecast ("MPF”). The MPF is the volume of Products estimated to be produced at the Refinery during the following month less Frontier retained volumes for that month as provided for in Schedule A. ETCo must purchase all volumes of Products included in the MPF. Frontier will also provide an estimate for informational purposes only of the Products to be produced for the two months following the MPF month.

(b) If Frontier exceeds the MPF by more than three percent in three consecutive months, the parties shall need to discuss the inaccuracy of the forecasts. Where the actual production exceeds the MPF for three consecutive months by three percent, for each consecutive month following such three month period, Frontier shall pay ETCo five cents per barrel for every barrel produced in excess of the MPF.

(c) Any known planned outage at the Refinery shall be reported by Frontier within ninety (90) days prior to the month of activity. Product deliveries to ETCo and Frontier retained volumes shall be pro-rated to the average of the previous ninety days activity during the outage period.

(d) Subject to the provisions of Sections 4(c) and 13 hereof, if Frontier is unable to deliver the volumes for each Product in the MPF from its production volume at the Refinery, Frontier may elect to purchase additional product and deliver same to ETCo to cover any shortfall of production. If Frontier fails to deliver the MPF volumes (through its production or third party purchases), ETCo will be entitled to purchase the deficient volumes at market-based prices and to deduct the actual value from the formula value specified on that Product Schedule, and debit or credit the difference to Frontier.

(e) Products shall be delivered to the pipeline, rack, and terminal locations as specified in each Schedule. Product deliveries and liftings shall be the MPF, equally divided by week unless otherwise agreed in writing by the Parties. Volumes tendered but not lifted will be sold in storage at the price posting of the commitment period provided that all volumes tendered by Frontier will be lifted by ETCo within three days after tender, except to the extent all the pipelines will not accept delivery. Other Products delivered or lifted will be sold on a mutually agreed basis as per Schedule F.

(f) Deliveries of Frontier retained volumes into the Denver or Colorado Springs markets shall not, in any month of activity, exceed by more than five percent the contractual volume for those markets specified in Schedule A. Retained volumes supplied in excess of the contractual volume shall be delivered by Frontier into Williams, Kansas City or Kaneb pipelines, or the El Dorado truck rack.

(g) On or about sixty (60) days prior to each calendar year-end, ETCo and Frontier shall revalidate or adjust the product off-take volumes for the following year as per the procedures set forth in Schedule A.

(h) Frontier shall use the Equilon Pipeline system for any distribution, exchange, or third-party sale of all Products not sold to ETCo where (i) use of such pipeline is practical, (ii) that pipeline cost is equal to or less than the alternative method, and (iii) Frontier's customers are not adversely affected by the use of Equilon’s systems.

5.    PRINCIPLES OF COOPERATION.

(a) Each Party shall communicate, in a timely manner, to the other any anticipated significant increase or decrease in the availability of or purchase- requirements for a Product. The stated or subsequently communicated quantities shall be for information purposes only and shall not constitute minimum or maximum quantities to be bought or sold hereunder.

(b) Each Product shall meet the specifications set forth in the Schedules for that Product. If Frontier is unable to meet those specifications at any time, Frontier shall notify ETCo as soon as possible. ETCo, after reviewing the properties of Product stream, may, in its discretion, either reject the Product stream or agree to accept the Product stream by temporarily agreeing to a waiver of the specification at a mutually agreed price. Unless otherwise agreed in writing, if ETCo accepts any nonspecification Products, ETCo shall have no further recourse to Frontier for the nonspecification Products. ETCo's rejection of off specification Products streams shall not relieve Frontier of its obligation under subsection 4(d).

(c) All claims of ETCo with respect to quality of each Product sold and delivered pursuant to this Agreement shall be deemed waived and forever barred unless ETCo gives written notice to Frontier of the nature and details of the claim within sixty (60) days after receipt by ETCo.

6.    TAXES.

(a) In addition to all other amounts payable by either Party to the other under this Agreement, ETCo shall report and pay all applicable taxes, assessments, or other charges which may be imposed on or with respect to or measured by delivery or sale of a Product from Frontier. In those cases where the law or ordinance imposes upon Frontier the obligation to report or pay those taxes, assessments, or other charges, ETCo shall reimburse Frontier upon receipt of its invoice for the amount of the taxes, assessments, or other charges. Frontier shall assign, transfer, or credit to ETCo all of the available Foreign Trade Zone (FTZ) duty drawback associated with the Avjet received under this Agreement by ETCo.

(b) ETCo shall furnish Frontier with proper evidence of tax exemption, as required or permitted by law, to establish exemption from taxes, assessments, or other charges now in effect or hereafter imposed on or with respect to the delivery or sale of Products.

(c) Notwithstanding the provisions of 6(a) and 6(b), each Party shall pay all federal, state, and local income taxes and state franchise, license, and similar taxes required for the maintenance of corporate existence or any similar taxes, assessments, and charges imposed on the Party, without right of reimbursement or contribution from the other Party.

7.    PAYMENT.

(a) ETCo shall pay Frontier on a weekly basis for each Product provided by Frontier. Frontier shall transmit its invoices to ETCo weekly based on estimated prices for the Product. Any pricing discrepancy shall be corrected by invoice by the 5th business day of the calendar month following the month of delivery. Each invoice shall list separately the quantities of the Products. A reference to each bill of lading and the price for each Product shall be included. Payment by ETCo shall be made by electronic funds transfer, within two Business Days of receipt of the invoice, to Frontier's account at a bank nominated by Frontier. Any late payments will bear interest at LIBOR + 1%.

(b) If ETCo objects to any portion of any invoice, ETCo shall pay the amount mutually agreed by Frontier and ETCo or in the absence of such agreement the undisputed amount and one half of the disputed amount when due and shall give written notice to Frontier, no later than sixty (60) days after the date of the invoice, of the reason for objection to the contested amount. The notice shall identify the disputed invoice, state the amount in dispute, and state the grounds on which the objection is based. No adjustment shall be considered or made for disputed charges unless notice is given as provided above. After notice by ETCo, Frontier shall use their best efforts to resolve the objection within sixty (60) days as per Section 16. The existence of any dispute as to an invoice shall in no way affect the obligations of ETCo and Frontier to continue to provide products or to receive products pursuant to this Agreement.

(c) ETCo shall have the right, at its own cost, to inspect and audit Frontier's books and accounts (wherever located or owned) as to the volume or price calculation used to invoice a product for any calendar year, provided that the audit commences no later than two years following the end of the calendar year. The right to audit shall not permit ETCo to otherwise audit the financial records or the assets of Frontier other than meters used to determine the volume of a product. Any audit shall be pursued diligently and completed no later than two months after its commencement, and any claim must be made in writing within sixty (60) days following completion of the audit. ETCo shall give Frontier thirty (30) days notice of its intent to initiate a particular audit, as well as a written list describing the contents of any files or computer retrievals necessary for the audit.

(d) Frontier shall have the right, at its own cost, to inspect and audit ETCo's books and accounts (wherever located or owned) as to the volume or price calculation for Products for any calendar year, including volumes purchased by ETCo from third parties pursuant to Section 4 above to cover shortfall in MPF deliveries, provided that the audit commences no later than two years following the end of the calendar year. Any audit shall be pursued diligently and completed no later than two months after its commencement, and any claim must be made in writing within sixty (60) days following completion of the audit. Frontier shall give ETCo thirty (30) days notice of its intent to initiate a particular audit, as well as a written list describing the contents of any files or computer retrievals necessary for the audit.

      (e) Frontier and ETCo acknowledge and agree that each of them and their respective Affiliates are entitled to certain offset rights with respect to payments due and owing under this Agreement, which may permit them to offset against payments due and owing under that certain Foreign Crude Supply Agreement between Frontier Oil and Refining Company and Equiva Trading Company dated even date herewith and the Cogeneration Sublease between Equilon Enterprises LLC and Frontier El Dorado Refining Company dated even date herewith in accordance with the procedures set forth in Schedule H, which is incorporated by reference herein.

    8.     TERM.

This Agreement shall have a primary term of fifteen (15) years, effective as of the Effective Time. Upon expiration of the primary term, the Agreement will automatically rollover on a year-to-year evergreen basis unless either Party advises the other Party of their intent to terminate this Agreement in writing no less than one year prior to the end of the primary term. After the primary term, this Agreement may be terminated by either Party at any time by giving the other Party one year advance notice of termination.

The initial pricing premises shall have a term of one year, and then be negotiated annually, if required, by mutual agreement. Either Party will have the right to call for a renegotiation of prices upon structural change to the refinery, regulatory requirements, Product specifications, or a material shift in market conditions (other than a short-term or temporary aberration in the market). If the Parties fail to reach agreement with respect to a new price structure or price reference within sixty (60) days from the commencement of negotiations with respect thereto, either Party may submit the question for resolution pursuant to the Dispute Resolution provisions attached hereto as Schedule G. The Arbitrator(s) shall make the decision retroactive to the date upon which the questions was submitted and within twenty (20) days of the receipt of any decision, an adjusting payment shall be made by Frontier or ETCo, as the case may be.

    9.     METERING AND QUALITY I ESTING.

(a) Metering.

(i) The quantities of each Product sold shall be measured by a meter(s) or other appropriate device (the Meter) located at or near the delivery point(s) for such Product. Frontier shall read the Meter on a regular basis pursuant to Exhibit 1, and the readings shall be the basis for preparing Frontier's invoices pursuant to Section 7.

(ii) If the level of inaccuracy exceeds 0.5 percent, the readings affected by that component shall be corrected by the amount of the inaccuracy for the period which is definitely known to have been affected by the inaccuracy. If the period is not definitely known and is not mutually agreed upon, the correction shall be made for a period one-half of the time elapsed between the previous calibration test and the date the inaccuracy is corrected. Adjustments to previously issued incorrect invoices shall be made promptly by Frontier.

(iii) The Parties may, by mutual consent, establish special procedures for a specific problem or accept delivery quantities determined in a manner not described herein. Mutual consent for acceptance of one special procedure- or delivery quantity shall not set aside the provisions of this section, nor imply acceptance by either Party of that or any special procedure at a future time. If the Parties are unable to agree as to the determination of measurement results, either through metering or other manner, the disputed measurements shall be determined by any mutually agreed surveyor.

(iv) Should Frontier fail to obtain suitable measurement results from the Meter, the quantities of the Product provided during the period in question shall be calculated by ETCo if ETCo has installed its own check meter and it has been calibrated according to this section within ninety (90) days of the period in question.  If neither Party has obtained suitable measurement results, the quantities of Product for the period in question shall be estimated, using the average of delivered quantities for a period of time agreed upon by the Parties, or by any other mutually agreed means. Where circumstances develop that a check meter is required on Frontier's assets, and after a reasonable interval of ninety (90) days Frontier has not installed a check meter, ETCo has the right to install a check meter at ETCo expense on Frontier's assets. If ETCo installs a check meter, Frontier shall have the right to have its representative at any calibration test of the check meter. If ETCo installs a check meter, ETCo shall perform all maintenance and calibration tests of the check meter at its own expense and shall furnish Frontier with all readings obtained from the check meter. All testing and calibration requirements for Meters shall apply to check meters.

(v) The Parties acknowledge that Meters shall initially not be in place with respect to certain Products. Interim Product measurement arrangements developed by administrative procedures established by the Parties shall be utilized.

(vi) At the request of either Party, the Parties shall appoint a loss control committee for the purpose of monthly review and reconciliation of metering issues and accurate determination of volumes exchanged.

(b) Quality Testing.

Products purchased shall meet the specifications set forth in the applicable Schedule, and the quality determination shall be made by the test methods mutually agreed by the Parties to be industry standards for each Product. Composite samples, continuous samples, or both will be reported by Frontier with respect to each Product at mutually agreed locations.

10.     TRANSFER OF TITLE AND RISK OF LOSS.

Title to and risk of loss of all Products delivered by Frontier to ETCo shall pass upon receipt of the Product at the custody transfer point for such Product.

11.     CUSTODY TRANSFER

Custody transfer points for Frontier delivery and ETCo purchase shall be as designated in Exhibit 2.

12.     GASOLINE ADDITIVE SYSTEM

(a) Frontier shall provide to ETCo base gasoline without deposit control additives. Frontier shall terminal and throughput the base gasoline as directed by ETCo. Frontier warrants that the base gasoline provided to ETCo for throughputting shall be certified pursuant to 40 CFR Part 80 and all state and local statutes, regulations, and rules pertaining to additive injection (Additive Regulations) for use with both ETCo's proprietary additive and Frontier's generic additive. Frontier and ETCo shall comply with all the obligations imposed on them by Additive Regulations, including the provision of complete Product transfer documentation.

(b) ETCo will procure and supply an EPA certified deposit control additive to be injected, at the El Dorado loading rack, into all branded gasoline to be received by ETCo or its designees. ETCo will give Frontier the minimum injection rates for proprietary additive. Frontier is solely responsible for ensuring the proprietary certified deposit control additive is injected at a minimum of the certified injection rate for each Volumetric Additive Reconciliation period as per 40 CFR Part 80.

(c) Frontier will procure and supply an EPA certified deposit control additive to be injected by Frontier at the El Dorado loading rack into all unbranded gasoline to be received by ETCo or its designee. Frontier is solely responsible for ensuring the generic certified deposit control additive is injected at a minimum of the certified injection rate for each Volumetric Additive Reconciliation period. Frontier will invoice ETCo or its designee for additive injected into the gasoline.

(d) Frontier shall, on a daily basis (excluding weekends and holidays) reconcile gasoline throughput, additive injection levels, and monitor the operation of ETCo's proprietary additive system. Frontier shall immediately notify ETCo if any reconciliation indicates an out of tolerance addition rate and, in that event, shall prevent any further product loading for ETCo until the problem has been resolved. Frontier shall submit a written weekly report to ETCo that contains the daily reconciliation reports for each additive injection meter. This inventory shall be based on a weekly physical inspection in addition to a calculated reconciliation.

(e)Additive Terms & Conditions: ETCo shall install and retain ownership of the ETCo proprietary additive injection system on land provided by Frontier. ETCo shall provide maintenance and calibration of the ETCo proprietary additive system. Frontier shall provide maintenance and calibration of the generic additive injection system. The systems shall include, at a minimum, the following quality assurance measures:

(i) An automatic shut-off system that prevents loading in case of under-addition.

(ii) Additive meters with each injector for use in daily reconciliation.

      (f) ETCo agrees that, upon termination of the Agreement, and written request from Frontier, ETCo shall, within sixty (60) days, remove the ETCo proprietary additive system in accordance with Frontier instructions, unless a transfer of ownership is negotiated.

(g) Frontier shall inspect the proprietary and generic systems and shall immediately report any malfunctions to ETCo. Frontier will provide initial notice by telephone and follow with notice in writing within forty-eight (48) hours. Frontier will immediately shut down the malfunctioning system and prevent loading of ETCo gasoline until the malfunctioning system has been repaired, unless the Parties agree to an alternative.

(h) ETCo and Frontier shall be responsible for complying with the reconciliation record keeping and reporting obligations as imposed by 40 CFR Part 80. In addition, Frontier agrees to provide a copy of all reports sent to any local, state, or federal regulatory agencies or governing bodies regarding ETCo's additive, gasoline, or equipment.
(i)  Frontier shall issue a bill of lading to each ETCo designated transport truck driver stating that the gasoline loaded has been additized, unless Frontier determines in good faith that the gasoline does not comply with Additive Regulations. In this case, Frontier will prevent the gasoline from leaving the Facility, unless the Parties agree to an alternative.

(j)  If there are any alleged violations of Additive Regulations agoinst either Party, the other Party will reasonably cooperate in the investigation and defense of the allegations.

13.     EXCUSES FOR NON PERFORMANCE.

(a) To the extent a Party is rendered wholly or partially unable to perform any of its obligations under this Agreement because of a Force Majeure Event (as defined below in section 13(b)), that Party shall be excused from performance, provided that:

(i) promptly after the occurrence of the inability to perform due to a Force Majeure Event, the non-performing Party provides written notice to the other Party of the particulars of the occurrence, including an estimate of its expected duration and probable impact on the performance of its obligations, and continues to furnish timely, regular reports during the period of non-performance;

(ii) the non-performing Party shall exercise all reasonable efforts to continue to perform its obligations and shall thereafter continue with reasonable due diligence and good faith to remedy its inability to perform except that nothing in this Agreement, whether contained in Section 13(b) or elsewhere, shall obligate either Party to settle a strike or other labor dispute when it does not wish to do so and except that no Party shall be obligated to cure any Force Majeure Event if the Party reasonably anticipates that it would be unable to cure the Force Majeure Event prior to the date an obligation to sell or to purchase a Product pursuant to any Schedule would terminate;

(iii) the suspension of performance shall be of no greater scope and no longer duration than is reasonably necessitated by the Force Majeure Event;

(iv) the non-performing Party shall provide the other Party with prompt notice of the cessation of the Force Majeure Event; and

(v) no obligation of payment by either Party that arose prior to the occurrence of the Force Majeure Event shall be excused as a result of that occurrence.

(b) Force Majeure Event shall mean the following:

(i) acts of war, whether declared or not;

(ii) insurrection, rebellion, sabotage, acts of terrorists, public disorders, riots, or violent demonstrations;

(iii) explosions, fires, mechanical breakdown, plant shutdown or turnaround, or floods, earthquakes, or other natural calamities to a Party or to any producing or receiving unit;

(iv) failure, disruption, or breakdown of normal production or transportation facilities or delays of pipeline carriers in receiving and delivering product which was timely nominated and tendered;

(v) future order of general applicability of any government, court, or regulatory body claiming jurisdiction arising out of any statute or other regulatory scheme (including, but not limited to, those relating to environmental; ecology; energy; occupational safety; packaging, sale, use, or application; consumer protection; or transportation matters), compliance with which shall, in the judgment of the providing Party, render the performance of an obligation hereunder economically, technically, or commercially infeasible, subject to the exception stated in Section 13(a) above;

(vi) inability to lawfully provide a Product or service because of the failure of a governmental agency having jurisdiction over the provision of that Product or service to issue or renew a permit or certificate required where the permit or certificate has been timely and completely applied for and the applying Party has taken reasonable steps to obtain the issuance or renewal of the permit or certificate (including steps to secure interim authority to provide the utility or service while the application is pending), and the permit or certificate is not being withheld due to the culpable conduct of the applying Party;

(vii) strikes or labor disputes; or

(viii) any other circumstance, whether or not similar to those stated above, which is beyond the reasonable control of the non-performing Party. Notwithstanding the provisions of this section, a Party's inability to perform this Agreement as a result of adverse financial circumstances shall not be considered a Force Majeure Event.

(c) Subject to Section 13(a)(ii), if within a reasonable time after a Force Majeure Event has caused the non-performing Party to suspend or delay performance of an obligation, the non-performing Party has failed to take action as that Party could lawfully and reasonably initiate to remove or relieve either the Force Majeure Event or its direct or indirect effects, the other Party may request that it be permitted to provide assistance in removing or relieving a Force Majeure Event or its direct or indirect effects. All assistance or relieving costs will be paid by the non-performing Party. The Parties acknowledge that relieving and repairing the effects of an event shall be a matter of urgency, and each Party agrees to consider in good faith requests by the other Party to provide assistance in that circumstance.

(d) The Parties agree to consult each other in good faith to develop administrative procedures for the coordinated response to Force Majeure Events and planning related thereto. Should Frontier terminate this Agreement or reduce the quantity of Product purchased for any reason, including a Force Majeure Event, Frontier shall provide access to Frontier facilities for ETCo to ship the volume of Products which Frontier has committed to deliver until alternative arrangements are in place.

14.     DEFAULTS.

This Agreement may be suspended or terminated by a non-defaulting Party, upon notice to the other Party, if one or more of the following events shall have occurred and be continuing:

(i) the other Party shall default, in any material respect, other than in accordance with (ii) below in the performance or observance of any term, covenant or agreement contained in this Agreement, and such default shall remain uncured three business days following receipt by the other Party of written notice from the non-defaulting Party of such default.

 (ii) the other Party shall fail to pay any amount owed hereunder on the due date for the payment, except for any amounts being disputed in good faith, and such amount (any interest accrued thereon) shall remain unpaid for ten days following receipt by the other Party of written notice from the non-defaulting Party of the failure to pay;

(iii) (a) the other Party shall commence any case, proceeding, or any other action (1) under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up liquidation, dissolution, composition or other relief with respect to it or its debts, or (2) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets or the other Party shall make a general assignment for the benefit of its creditors; or

                                       (b) there shall have been commenced against the other Party any case, proceeding or other action of a nature referred to in clause (iii)(a) above that shall not have been dismissed within sixty (60) days.

The rights granted in this Section are in addition to the right of setoff provided in subsection 7(e).

15.    LIMITED WARRANTIES.

Subject to the limits set forth in Section 13, Frontier warrants that the Products delivered shall meet the respective specifications designated in the applicable attached Schedule. NEITHER PARTY NOR THEIR AGENTS MAKES ANY OTHER WARRANTIES OR REPRESENTATIONS OF ANY KIND CONCERNING THE PRODUCTS, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE; PRODUCT QUALITY AND CHARACTERIESTICS; OR THE ENVIRONMENTAL, HEALTH, OR SAFETY EFFECTS OF THE PRODUCTS.

 16.   DISPUTE RESOLUTION.

If an amicable resolution is not reached, the dispute shall be resolved according to the Dispute Resolution provisions attached as Schedule G to this Agreement.

17.     WAIVER.

No failure of a Party to exercise, no delay in exercising, and no course of dealing with respect to any right, power, or privilege under this Agreement shall operate as a waiver of that or any other right, power, or privilege, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise of that right, power, or privilege nor the exercise of any other right, power, or privilege. -

18.     NOTICES.

All notices, requests and other communications to any Party shall be in writing (including a facsimile or similar writing) and shall be given to a Party at the address or facsimile number specified for that Party below or any other address or number as that Party shall at any time otherwise specify by like notice to the other Party. Each notice, request or other communication shall be effective (i) if given by facsimile, at the time the facsimile is transmitted and the appropriate confirmation is received (or, if that time is not during a Business Day, at the beginning of the next Business Day), (ii) if given by mail, five Business Days after the communication is deposited in the United States mail with first-class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified pursuant hereto during business hours or otherwise at the beginning of the next Business Day.

Frontier Oil and Refining Company:
Attn: President
    5340 S. Quebec St.
Suite 200 N
    Englewood, Colorado 80111
    Fax: 303-714-0163

with copy to( which shall not constitute notice):

Frontier Oil Corporation
    Attn: General Counsel
    10000 Memorial Drive, Suite 600 Houston, Texas 77024
Fax: 713-688-0616

Equiva Trading Company:
Vice President, Products
500 Dallas Avenue; 33rd Floor
Houston, TX 77002
Fax: 713-277-6868

19.     ASSIGNMENT.

Neither this Agreement nor any right or obligation hereunder is assignable or transferable by either Party, in whole or in part, without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Any purported assignment without consent shall be void; provided, however, nothing contained herein shall prevent ETCo or Frontier from assigning its rights and obligations to any Affiliate; and provided further, any assignment or transfer in whole or in part by ETCo or Frontier shall be permissible only if (i) the transferee is a reputable and financially responsible party generally recognized as such in the industry, (ii) the assignee or successor entity agrees in writing to be bound by all of the terms and conditions of this Agreement, and (iii) the non-transferring Party is reasonably satisfied with the capability and qualification of the transferee to perform its obligations hereunder. Upon the effectiveness of an assignment or other transfer pursuant to this section, the assignee or transferee shall be deemed a Party for all purposes of this Agreement.

20.     ACCESS TO FACILITIES.

In connection with the performance of this Agreement, Frontier shall permit ETCo's agents, servants, and employees full right of ingress and egress to the Refinery, subject to the usual and customary safety and security restrictions developed, observed, and enforced in the ordinary course at the facilities.

21.     ENTIRETY; AMENDMENT.

This Agreement may not be modified or altered orally or in any manner other than by an express agreement in writing signed by all Parties at such time. No statements or agreements, oral or written, made prior to or at the signing hereof, shall vary or modify the written terms hereof, and neither Party shall claim any amendment, modification, or release from any provision hereof by reason of a course of action or mutual agreement unless the agreement is in writing signed by the other Party. No amendment shall be binding upon a Party unless signed by the duly authorized representative of the Parties. No modification or addition to this Agreement or any Schedule or Exhibit shall be effected by the acknowledgment or acceptance by a Party of any invoice, purchase order, acknowledgment, release or other form submitted by the other Party containing other or different terms or conditions.

22.              GOVERNING LAW.

This Agreement shall be interpreted and the rights, obligations and liabilities of the Parties determined in accordance with the laws of the State of Texas without giving effect to the principles of conflicts of laws.

23.                 NO CONSEQUENTIAL DAMAGES.

IN NO EVENT SHALL EITHER PARTY EVER BE LIABLE TO THE OTHER PARTY FOR ANY LOST OR PROSPECTIVE PROFITS OR ANY OTHER SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT LOSSES OR DAMAGES FORM THE SALE OF PRODUCTS UNDER THIS AGREEMENT OR FOR ANY FAILURE OF PERFORMANCE HEREUNDER OR RELATED HERETO, WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

24.           OTHER PROVISIONS.

Frontier shall abide by the version of the ETCo GENERAL PROVISIONS Purchase and Sale of Refined Products. attached hereto as same may be hereafter revised by mutual agreement of Frontier and ETCo attached hereto as Exhibit 3.

IN WITNESS whereof the Parties have caused this Frontier Products Offtake Agreement to be duly executed the date first above written effective as of the Effective Time.

EQUIVA TRADING COMPANY

By: /s/ Arthur A. Nicoletti
Name: Arthur A. Nicoletti
Title: President

FRONTIER OIL AND REFINING COMPANY

By: /s/ James R. Gibbs
Name: James R. Gibbs
Title: Vice President

SCHEDULE A

OFF-TAKE VOLUMES

Volume Commitments - ETCo will purchase 100% of the quantity of Mogas and Diesel as specified in each month's MPF. Frontier shall be entitled to retain the quantities of Mogas and Diesel specified below for the years indicated and any amounts in excess of each month's MPF.

FRONTIER RETAINED VOLUMES
	YEAR
Volumes in BPD	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009+
Magas:
Denver / Colorado	2,000	2,750	3,500	4,250	5,000	5,750	6,500	7,250	9,000	9,750
Springs
Kansas City Pipeline	825	1,850	2,850	3,900	4,850	5,800	6,750	7,500	8,500	9,500
Kaneb & Williams
Pipeline	475	2,100	3,650	5,250	6,900	8,450	10,000	11 750	12 250	13,750
Subtotal	3,300	6,700	10,000	13,400	16,750	20,000	23,250	26,500	29,750	33,000
Diesel:
Denver / Colorado	500	1,000	1,500	2,000	2,500	3,000	3,500	4,000	4,500	5,000
Springs
Kansas City Pipeline	400	800	1,250	1,650	2,100	2,500	2,900	3,400	3,800	4,300
Kaneb & Williams
Pipeline	800				3,14	4,500		6,100	6,950	7,700
Subtotal	1,700	3,300	5.000	6,600	8.250	10,000	11,750	13,500	15,250	17,000
TOTAL	5,000	10,000	15,000	20,000	25,000	30,000	35,000	40,000	45,000	50,000

Frontier will designate either Denver or, depending on availability of product in excess of ETCo's needs, Colorado Springs for those volumes indicated as the Denver/Colorado Springs market.

Frontier retained volumes for Denver/Colorado Springs will be delivered by ETCo into tank trucks at a charge no higher than the public tariff for the Chase pipeline, any additional costs or credits for Colorado Springs deliveries, plus cost of terminalling and additives.

Frontier and ETCo may agree, within three months prior to the beginning of each calendar year, to a redistribution of the volumes as shown above. Frontier also has the right, within three months prior to the beginning of each calendar year, to unilaterally reduce the volumes shown for Denver/Colorado Springs and/or for Kansas City Pipeline and increase by the same amount the volumes shown for Kaneb and Williams Pipeline.

ETCo shall nominate their deliveries of #1 Fuel Oil and Premium Diesel by the 15th of the month prior to delivery. ETCo shall receive minimum monthly volumes in MBBLs as follows:

                                            Jan       Feb       Mar       Apr     May    Jun      Jul     Aug      Sep       Oct      Nov   Dec

#1 FO                               90          50          20           5          5          5          5          5         20          50         75      90

Prem Dsl                                                                                             5          5          5

If Frontier's production of #1 Fuel Oil and Premium Diesel is insufficient to meet ETCo's nomination, the volume of #1 Fuel Oil and Premium Diesel shall be pro-rated to the total product volumes (equal to the total of the volume delivered to ETCo and the volume retained by Frontier) over the previous ninety (90) days activity.

SCHEDULE B

MOGAS

Product Measurement   ETCo's purchases of the Mogas produced at the Frontier El Dorado Refinery shall be calculated pursuant to material balance receipts from the Kaneb, Kansas City, Chase, and Williams Pipelines and the El Dorado truck rack. - -

Product Quality - Mogas must meet the specifications as listed below.

El Dorado Rack / Kaneb and Kansas City Pipeline
- Regular William's N Grades Regular Unleaded 87
- Premium William's A Grades Premium Unleaded 91

Chase Pipeline- Chase's Regular 85, Premium 91 & Sub-Octane 82.5 Grades

(VOC-Controlled Mogas intended for sale in the Denver-Boulder area will, subject to Section 13, meet industry RVP standards, whether voluntary or involuntary, as may prevail in future years.)

Kansas City Pipeline - Regular William's sub RVP (7.2) N1 Grades Regular Unleaded 87 - Premium William's sub RVP Al Grades Premium Unleaded 91

Product will not use additives containing heavy metals such as Methylcyclopentadienyl Manganese Tricarbonyl (MMT) without prior written approval by ETCo.

Specification changes will be provided by ETCo as regulations are updated. Both Parties recognize that, if the EPA approves the opt-in of the Kansas City area to the EPA RFG program, ETCo shall provide reformulated Mogas specifications at that time, and pricing shall be negotiated accordingly.

Product Pricing - ETCo will pay Frontier the mean of the prior week's weekly average low and high price for the Regular (RUL) and Premium (PUL) Unleaded grades published by Platt's Oil Service for Group 3, FOB the custody transfer point, plus 0.32 cents per gallon. The previous week's mean shall be calculated as the arithmetic average of the Plates effective low and high quotes for Mogas for Monday through Friday of the previous week and shall be effective for deliveries from Tuesday of the current week through Monday of the next week. This formula of Platt's Group 3 Weekly Average of Low and High plus 0.32 cents per gallon shall be defined as the Gasoline Base Price.

Kansas City pricing shall be as follows:

Kansas City (Octane 87 - non-Summer)Gasoline Base Price
Kansas City (Octane 87 - Summer)Gasoline Base Price + 1.93 cpg

Denver Sub Octane grade pricing shall be calculated by the mean of the prior week's weekly average low and high price for Regular (RUL) and Premium (PUL) Unleaded grades as published by Platt's Oil Service for Group 3, FOB the custody transfer point, as per the formula below:

Denver Sub Octane 82.5RUL 87 - [0.45 x (PUL 91 Low - RUL 87 Low)] + 0.32 cpg

Denver Sub Octane 85RUL 87 - [0.25 x (PUL 91 Low - RUL 87 Low)] + 0.32 cpg

SCHEDULE C

DIESEL

Product Measurement ETCo's purchases of the Diesel produced at the Frontier El Dorado Refinery shall be calculated pursuant to material balance receipts from the Kaneb, Kansas City, Chase, and Williams Pipelines and the El Dorado truck rack.

Product Quality - Frontier Diesel must meet the specifications as listed below.

Pipeline & Rack        - Low Sulfur Diesel use William's Pipeline X
- High Sulfur Diesel use William's Pipeline X5
- Premium Diesel use William's Pipeline D Grade

Product Pricing - ETCo will pay Frontier the mean of the prior week's weekly average low and high price for the grades of Low Sulfur and High Sulfur Diesel published by Platt's Oil Service for Group 3, in cents per gallon FOB the custody transfer point, plus 0.15 cents per gallon. The previous week's mean shall be calculated as the arithmetic average of the Platt's effective low and high quotes for Diesel for Monday through Friday of the previous week and shall be effective for deliveries from Tuesday of the current week through Monday of the next week.

Premium Diesel - ETCo will pay Frontier the mean of the prior week's weekly average low and high price for the grade of Low Sulfur Diesel published by Platt's Oil Service for Group 3, in cents per gallon FOB the custody transfer point, plus 1.25 cents per gallon.

ETCo will pay Frontier an additional 0.40 cents per gallon for deliveries to the El Dorado truck rack, for all diesel, including Low Sulfur Diesel, High Sulfur Diesel, and Premium Diesel.

SCHEDULE D

AVJET

Product Measurement - ETCo purchases of the Avjet produced at the Frontier El Dorado Refinery shall be calculated pursuant to material balance receipts from the Kaneb, Kansas City, Chase, and Williams Pipelines and the El Dorado truck rack.

Product Quality -  Avjet shall meet the Domestic Jet A specifications as per ASTM 1655. Product must be capable of meeting requirements for deliveries to airports as defined by ATA-103. Additionally, Product must meet specifications for Williams, Kaneb, Kansas City, and Chase pipelines.

Volume Commitments -  Frontier commits to supply and ETCo commits to purchase 100% of the quantity of Avjet without regard to the MPF, for the initial five years of the agreement. Due to the long-term nature of commercial jet fuel sales contracts, Frontier shall provide to ETCo a monthly forecast of Avjet production for the following twelve months.

Product Pricing -  ETCo will pay Frontier the mean of the prior week's weekly average low price for Avjet published by Platt's Oil Service for Group 3, in cents per gallon FOB custody transfer point, plus 0.35 cents per gallon for the first 90,000 BBLs per month. ETCo will pay Frontier for additional deliveries over 90,000 BBLs per month at the mean of the prior week's weekly average low price for Avjet published by Platt's Oil Service for Group 3, in cents per gallon FOB custody transfer point, plus 0.25 cents per gallon. The previous week's mean shall be calculated as the arithmetic average of the Platt's effective low quotes for Avjet for Monday through Friday of the previous week and shall be effective for deliveries from Tuesday of the current week through Monday of the next week.

Contingency Operations and Economics for off-spec product -  Not withstanding subsection 5(b) of the Agreement, if Avjet is off-spec, ETCo shall have the option to reject the product or receive a credit to compensate ETCo for reblending or for other costs or losses on a case by case basis with approval by ETCo prior to delivery by Frontier.

Other Provisions -  ETCo reserves the right to receive up to 100% of Avjet deliveries that are available as an FTZ-designated product. Should Frontier terminate this Agreement or reduce the quantity of product purchased for any reason, including a Force Majeure Event, Frontier shall provide access to Frontier facilities for ETCo to ship the volume of Avjet which Frontier has committed to deliver until alternative arrangements are in place.

SCHEDULE E

#1 FUEL OIL

Product Measurement   ETCo's purchases of the Diesel produced at the Frontier El Dorado Refinery shall be calculated pursuant to material balance receipts from the Kaneb, Kansas City, Chase, and Williams Pipelines and the El Dorado truck rack.
Product Quality - Frontier #1 Fuel Oil must meet the William's Pipeline Y Grade specifications.
Product Pricing - ETCo will pay Frontier a mutually agreeable pricing mechanism negotiated thirty (30) days prior to the month of delivery. If a mutually agreeable price is not determined for the month of delivery, ETCo shall not take delivery of #1 Fuel Oil during that month. ETCo will pay Frontier an additional 0.40 cents per gallon for deliveries to the El Dorado truck rack. If the Parties do not agree on price, Frontier may dispose of the #1 Fuel Oil as it sees fit. Volumes for that month are not included in retained volumes. Failure to agree for any month does not alter the obligation to negotiate in good faith for subsequent months.

SCHEDULE F

OTHER PRODUCTS

Product Measurement    ETCo's purchases of Other Products produced at the Frontier El Dorado Refinery shall be calculated pursuant to material balance receipts from the Kaneb, Kansas City, Chase, and Williams Pipelines, the El Dorado truck and rail rack.

Product Quality -  Frontier Products must meet the mutually agreed specifications.

Volume Commitments -  To the extent that it is mutually agreed, Frontier commits to supply and ETCo commits to purchase additional quantities of Frontier products for the term of the agreement If the MPF volume should change by more than five percent during the delivery month, Frontier will provide ETCo with a volume estimate adjustment no later than the first business day of the delivery month..

Alternatively - To the extent that it is mutually agreed, ETCo will pay Frontier, ETCo 's sale value less transportation, storage, terminalling, related taxes, and a commission fee of 0.5 cents for each gallon of Other Products (excess) delivered to the custody transfer point. The sale value shall include all costs involved with the movement of product to ETCo's buyer including freight, rail car rental, terminalling, and related taxes. Further, Frontier and ETCo may agree from time to time on a different pricing for Other Products.

For clarification purposes, it is understood by the Parties that Frontier has the right to sell any production volume in excess of the MPF to third parties if agreement to sell to ETCo is not reached.

SCHEDULE G

ARBITRATION

Dispute Resolution

Any controversy or claim ("Claim"), whether based on contract, tort, statute or other legal or equitable theory (including but not limited to any claim of fraud, misrepresentation or fraudulent inducement or any question of validity or effect of this Agreement including this section) arising out of or related to this Agreement (including any amendments or extensions), or the breach or termination thereof, shall be settled by mediation and consultations between the Parties initiated upon the Notice of any Party. In the event of failure of such mediation and consultations to settle such Claim in a manner acceptable to all Parties within thirty (30) days following the Notice, then any such Claim shall be settled by binding arbitration in accordance with this provision and the then current CPR Institute for Dispute Resolution Rules for Non- Administered Arbitration of Business Disputes. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, to the exclusion of any provision of state law inconsistent therewith or which would produce a different result, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction.

Place.

The arbitration shall be held in Houston, Texas.

Arbitrators.

There shall be three (3) independent and impartial arbitrators of whom ETCo appoints one (1) and Frontier appoints one (1) and the third of which shall be appointed by the two (2) Party-appointed arbitrators in accordance with the arbitration rules. The arbitrators shall determine the Claims of the Parties and render a final award in accordance with the substantive law of the State of Texas, excluding the conflicts provisions of such law. The arbitrators shall specified the reasons for the award in writing.

Statute of Limitations.

Any Claim by a Party shall be time-barred if the asserting Party commences arbitration with respect to such Claim later than two (2) years after the cause of action accrues. All statutes of limitations and defenses based upon passage of time applicable to any Claim of a defending Party (including any counterclaim or setoff) shall be tolled while the arbitration is pending.

Discovery.

The arbitrator shall order the Parties to promptly exchange copies of all exhibits and witness lists, and, if requested by a Party, to produce other relevant documents, to answer up to ten (10) interrogatories (including subparts), to respond to up to ten (10) requests for admissions (which shall be deemed admitted if not denied) and to produce for deposition and, if requested, at the hearing all witnesses that such Party has listed and up to four (4) other persons within such Party's control. Any additional discovery shall only occur by agreement of the Parties or as ordered by the arbitrator upon a finding of good cause.

Costs.
Each Party shall bear its own costs, expenses and attorneys' fees; provi ded that if court proceedings to stay litigation or compel arbitration are necessary, the Party who unsuccessfully opposes such proceedings shall pay all reasonable associated costs, expenses, and attorneys' fees in connection with such court proceeding.

Breach.

The Parties recognize that irreparable injury will result from a breach of any provision of this Agreement and that money damages will be inadequate to fully remedy the injury. hi order to prevent such irreparable injury, the arbitrator shall have the power to punt temporary or permanent injunctive or other equitable relief. Prior to the appointment of an arbitrator a Party may, notwithstanding any other provision of this Agreement, seek temporary injunctive relief from any court of competent jurisdiction; provided that the Party seeking such relief shall (if arbitration has not already been commenced) simultaneously commence arbitration. Such court ordered relief shall not continue more than ten (10) days after the appointment of the arbitrator (or in any event for longer than sixty (60) days).

Consent to Jurisdiction.

The Parties hereby consent to the non-exclusive jurisdiction of the state or federal courts of Texas for the enforcement of any award rendered by the arbitrators.

SCHEDULE H

RIGHT OF SET-OFF

In connection with the purchase by Frontier El Dorado Refining Company ("Buyer") of certain assets from Equilon Enterprises LLC ("Seller") pursuant to that certain Asset Purchase and Sale Agreement dated October 19, 1999, Seller or Equiva Trading Company has entered into certain agreements with Buyer or Frontier Oil and Refining Company including (1) that certain Foreign Crude Supply Agreement dated as of October 19, 1999 between Frontier Oil and Refining Company and Equiva Trading Company; (2) that certain Frontier Products Offiake Agreement dated as of October 19, 1999, between Frontier Oil and Refining Company and Equiva Trading Company; and (3) that certain Sub-Sublease Cogeneration dated as of October 19, 1999, between Equilon Enterprises LLC and Frontier El Dorado Refining Company, the agreements in (1), (2) and (3) being herein referred to as the "Set-Off Agreements".

In the event that a party to any of the Set-Off Agreements fails to make a payment or payments under such Set-Off Agreement (the "Subject Set-Off Agreement") which individually or in the aggregate total a minimum of One Million Dollars ($1,000,000) when due and after the expiration of any applicable cure periods under the Subject Set-Off Agreement (a "Defaulting Party"), either the non-defaulting party under the same agreement or its affiliate under one of the other Set-Off Agreements (the "Non-Defaulting Party") may, but shall not be required to, set-off or apply any and all payments it then owes (the "Set-Off Amount") under such Subject Set-Off Agreement or any of the other Set-Off Agreements against the amount owed by the Defaulting Party and unpaid under the Subject Set-Off Agreement.

This right of set-off may be exercised by the Non-Defaulting Party irrespective of whether any demand has been made under any Set-Off Agreement; provided that the Non-Defaulting Party shall give the Defaulting Party not less than three (3) business days prior written notice thereof, which notice shall be made in the manner required under the procedures set forth in the Agreement to which this Right of Set-Off is attached and shall specify the amount of such claimed set-off and, in reasonable detail, the basis therefor; provided further that, during such three (3) business day period, the Non-Defaulting Party's failure to pay such Set-Off Amount to the Defaulting Party shall not constitute a breach or default under the relevant Set-Off Agreement. The Non-Defaulting Party shall be entitled to exercise such right of set-off unless the Defaulting Party objects thereto by written notice to the Non-Defaulting prior to the expiration of such three (3) business day period, which notice shall specify, in reasonable detail, the basis for such objection. If the Defaulting Party so objects and the Non-Defaulting Party elects to continue to assert its right to set-off or apply such Set- Off Amount, the Non-Defaulting Party and the Defaulting Party or its Affiliates shall proceed to resolve such dispute pursuant to the dispute resolution provisions of the appropriate Set-Off Agreement; provided that, if the Non-Defaulting Party shall have deposited into an Approved Escrow (as hereinafter defined), in immediately available funds, an amount equal to such Set-Off Amount, the Non-Defaulting Party's failure to pay such Set-Off Amount to the Defaulting Party shall not constitute a breach or default under any of the Set-Off Agreements or any other agreements between the parties prior to the resolution of such dispute. For purposes of this Schedule, an "Approved Escrow" shall mean an escrow account maintained with a financial institution, and subject to an escrow agreement, which escrow agreement shall grant to the Non-Defaulting Party a valid, perfected first priority security interest in all amounts deposited pursuant thereto to secure payment of the Defaulting Party's obligations.

This right of set-off shall be cumulative with all other rights and remedies of a Non- Defaulting Party.

EXHIBIT 1

METERS

Meter Specifications - All meters used shall comply with the latest edition of API Manual of Petroleum Measurement Standards (API MPMS). The calibration and maintenance frequencies must comply with the latest edition of API's Custody Transfer Measurement Manual Volume 2 - Dynamic Measurement Standards. Flow meters shall at all times be accurate allowing a margin of error of one half of one percent. The meter data will be recorded at a minimum of two-minute intervals to determine the total flow per billing period.

Volumes determined by truck weigh scale shall be determined by weighing before and after loading. Truck scales used to determine the volume of products sold by truck must be maintained in accordance with the latest edition of NIST Handbook 44. Truck scale calibration shall be done no less than every six months by a certified company or state agency.

Railcar metering shall be by magnetic meter, compensated by temperature of contents at completion of loading.

Measurement Standards For purpose of measurement and computations, atmospheric pressure shall be assumed to be fourteen and seven-tenths pounds per square inch absolute and correction temperature to be 60 degrees Fahrenheit.

A dial thermometer shall determine the loaded temperature of truck or railcar products. The thermometer shall be calibrated monthly or at more frequent intervals as may be necessary.

Specific gravity used will be calculated from a liquid composition analysis.

All truck and railcar volumes of products shall be Net Standard Volume (as defined in the API standards) in accordance with the latest edition of the API standards.

The term (barrel) means 42 US gallons.

ETCo shall, at all reasonable times, have access to all metering operations and gauging equipment for inspection and checking. Only the employees or agents of Frontier shall do the reading, calibration, and adjustment. Upon request from ETCo, Frontier shall submit to ETCo records from all measurement systems, together with calculations therefrom, for ETCo's inspection and verification and copying, if desired, subject to return by ETCo within thirty days after receipt. Frontier shall, however, only be required for the purposes, to retain the records for a period of ninety (90) days from the date of the records creation.

EXHIBIT 2

CUSTODY TRANSFER

The Refinery transfers Gasoline and Distillates via the four pipelines and a loading rack located on the west boundary of the Refinery. The custody transfer points for the pipelines are the product meters located at the pipeline pump station and the loading rack meters located on the east side of the loading bays for the loading rack. Each pipeline has a meter prover in place, which is used on each batch and the loading rack has meter provings on a six months basis.

The Loading rack meters are as follows:
Meter Number	Product	Tanks
1	Toluene
2	Cumene
3	Toluene
5	Naphtha
7	Avgas
8	Hi Sulfur #2	3,14,and 15
12	Low Sulfur #2	168 and 169
13	Hi Sulfur #2	3, 14, and 15
14	Unleaded Regular	64,19, and 20
15	Unleaded Premium	18, 226, and 65
16	Unleaded Plus	50% / 50% mix ULR and ULP
20	Low Sulfur #2	168 and 169
21	Low Sulfur #1	78
22	Avjet	75
23	Unleaded Regular	64, 19, and 20
24	Unleaded Premium	18, 226 and 65

Kaneb Pipeline takes custody of Mogas and all distillates at their pump station located on the north side of the Southwest Trafficway. Kaneb has two meters on individual lines from the Refinery with a prover for each meter. These are known as the gasoline meter and the oil meter. There are no equipment number assigned to the gasoline meter and the oil meter.

Williams Pipeline has lines and meters connected to the Refinery with the meters and the pump station adjoining the Refinery at the northeast corner of South Douglas Road and the Southwest Trafficway. The meters and lines are identified as follows:

Meter Number	Product	Tanks
JL	Premium Gasoline	18
JK	Regular Gasoline	19, 20, and 32
JJ	Distillates	22 and 24
JH	Distillates	21, 23, 25, 130, 225, and 490
JP	Receiving Product into EDRC

KCPL takes product custody at the pump station identified as the sunset Station. The station is located on the north side of the refinery and is the only station inside of the refinery fence. The pipeline has two meters, using one at a time on a single line and pumping one product. The primary meter is identified as #9681, and the backup meter is #9682. These are positive displacement meters.

Chase Pipeline shares (uses) the pump station identified as the Sunset Station, which is located on the north Side of the KCPL station. Chase takes custody of products at this station through two pipelines identified as the Colorado system and the Kansas system. The Colorado meter is identified as ELBC#1 and the Kansas meter system is identified as ELBK #1. There are two booster pumps associated with each system that can be run together or one at a time, depending on the line rate required.

For Frontier delivery and ETCo purchase of Avjet into Chase pipeline delivered via Boyer Terminal, title and risk of loss shall pass upon delivery into the Chase Pipeline.

EXHIBIT 3

EQUIVA TRADING COMPANY
GENERAL PROVISIONS
applicable to
Purchase and Sale of Refined Products
December 1, 1998

1. SCOPE: These General Provisions shall apply to agreements for the purchase and sale of bulk and truck volumes of refined intermediate petroleum products and refined petroleum products (Products) entered into by Equiva Trading Company (Equiva) (the Specific Terms) to which these General Provisions have been attached or specifically incorporated by reference, In the event of any conflict between the Specific Terms and the Marine Provisions, if any, and the General Provisions, the Specific Terms shall prevail. In the event of any conflict between the Marine Provisions, if any, and the General Provisions, the Marine Provisions shall prevail. The Specific Terms, the Marine Provisions, if any, and the General Provisions are referred to collectively as the "Contract".

2. DELIVERIES:

A. Liftings or deliveries shall be conducted during the usual business horns of the terminal and at other times as the parties may mutually agree. The Buyer shall furnish the Seller with reasonable advance notice of each lifting or delivery.

B. Buyer warrants to Seller that Buyer's employees and the employees of contract/common carriers, or others hired by Buyer to receive the Products, are fully qualified to load and operate vehicles used in the transportation of Products and shall procure all permits and licenses required for the performance of the Contract; shall comply with all applicable federal, state, and local transportation requirements; and shall meet all reasonable requirements of the terminal.

C. Seller will from time to time issue current delivery procedures and safety precautions to Buyer. Buyer shall make known to its employees, and employees of the contract/common carriers hired by Buyer to lift or receive the Products, all information furnished by Seller to Buyer relating to safety and procedures to be followed at the delivery point. Buyer shall be fully responsible for any failure of those employees to follow safe practices and to observe Sellers rules and regulations while on the premises of Seller or at its designated delivery point.

D. Seller shall promptly furnish to Buyer all properly issued and endorsed product transfer documents, including bills of lading, invoices, shipping papers, and any other documents, including of title or custody, applicable to the ProdUcts. Seller shall comply with all requirements of Department of Transportation and Environmental Protection Agency regulations, as well as those of any other local, state, or federal agency, as applicable, pertaining to product transfer documents, including the federal reformulated gasoline regulations contained in 40 CFR Part 80.

3. TITLE-RISK: If the Product is purchased on an FOB Origin price basis, title to and risk of loss of or damage to or by the Product shall pass to Buyer upon completion of loading of tank truck, or upon delivery of tank car containing the Product to the railroad, or when the Product passes the flange between the vessel's permanent hose connection and the shoreline when loading a tanker or barge, or when the product enters Buyer's or its carrier's pipeline facilities, as the case may be; or if the Product is purchased on a delivered destination price basis, title to and all risk of loss of or damage to or by the Product shall pass to Buyer upon completion of -unloading of tank truck, or upon delivery of tank car from the railroad, or when the Product passes the flange between the vessel's permanent hose connection and the shoreline when unloading a tanker or barge, or when the Product leaves the Seller's or its carriers pipeline facilities, as the case may be, into Buyer's plant facilities or into other facilities designated by Buyer.

4. MEASUREMENTS: Quantities delivered shall be measured as provided in the Specific Terms of the Contract and, unless otherwise there specified, corrected for temperature to 60° F in accordance with Tables No. 6 and No.24 of ASTMIP Petroleum Measurement Table (Designated as ASTM D-1250 and IP-200), as in effect at the time of measurement. A barrel shall consist of 42 U.S. gallons. A U.S. gallon shall consist of 231 cubic inches. Seller's quantity determinations at the delivery point shall govern unless proven to be in error.

5. PAYMENT: Buyer shall pay Seller for delivered Product(s) in U.S. dollars without any adjustments, discounts, or setoffs, immediately upon Buyer's receipt of Seller's invoice and necessary supporting documents, if any. Buyer shall pay Seller the maximum lawful rate of interest on all past due payments.

If, pursuant to the Specific Terms of the Contract, Seller grants credit to Buyer, Seller shall have the right to change the terms of the credit if Seller determined Buyer's financial condition warrants the change. The change in credit terms shall be effective immediately upon Buyer's receipt of Seller's notice of the change.

If Buyer fails to comply with the terms of payment, Seller may, at its option, change the terms of payment; and Seller may, without notice to Buyer, defer or divert shipments until payments are made, and Seller may, also at its option, cancel the contract, and in that event, Seller shall not be required to make further shipments hereunder.

6. TAXES, FEES, AND OTHER CHARGES: Except as provided below, Seller shall pay all taxes, fees, and other charges which may be levied or assessed or otherwise applicable upon the possession, manufacture, sale, and transportation of the Product prior to its delivery to Buyer; and if Buyer is required by law to pay any of those taxes, fees, and other charges, Seller shall promptly reimburse Buyer for them. Buyer shall reimburse Seller for (1) any federal excise tax on gasoline, gasoline blend stocks, additives, diesel fuel, aviation fuel, and special motor fuels, now in effect or hereafter levied, and (2) any taxes, fees, or other charges which may be hereafter levied, assessed, or imposed on or with respect to the possession, manufacture, removal, sale, transportation, or delivery of the Product, including, but not limited to, all environmental levies. Buyer shall furnish Seller with satisfactory tax exemption certificates where exemption is claimed.

When one Party makes payments to be reimbursed by the other Party, the paying Party shall use its best efforts to verify the correctness of the charges and to pay only the minimum amount due. There shall be no reimbursement for penalties or interest which are incurred as the result of the paying Party's negligence.

Each Party is responsible for payment of its federal, state, and local income taxes and state franchise, license, and similar taxes required for the maintenance of business existence.

7. WARRANTIES: Seller warrants that (i) the Products conform to the composition, description, and specifications set forth in the Contract, (ii) it has good and marketable title to the Products, free and clear of all liens, taxes, and encumbrances, and (iii) the Products are in compliance with applicable federal, state, and local laws and regulations including, without limitation, the requirements of the Environmental Protection Agency and the California Air Resources Board, if applicable. EXCEPT AS OTHERWISE SET FORTH HEREIN, SELLER MAKES NO OTHER WARRANTIES .OR REPRESENTATIONS OF ANY RIND CONCERNING THE PRODUCTS, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE; PRODUCT QUALITY AND CHARACTERISTICS; OR THE ENVIRONMENTAL, HEALTH, OR SAFETY EFFECTS OF THE PRODUCTS.

8. LIMITATION OF LIABILITY: No claim of any kind, whether as to quality or amount of Products delivered, or for non-delivery of Products, shall be greater in amount than the market value of the Products at the time of delivery or, in the case of non-delivery, at the time agreed upon for delivery, in respect of which damages are claimed. Seller shall have no liability whatsoever for any indirect, special, incidental, consequential, or punitive damages, whether under tort, contract, strict liability, statute, or otherwise.

9. CLAIMS: (a) Any claim for loss, damage, or delay against a carrier pursuant to the Contract must be filed by the Buyer in writing with the concerned carrier, whether or not a Party to the Contract, within the time specified by the carrier. If the carrier is not a Party to the Contract, a copy of the claim as filed shall be submitted to the Seller as soon as practicable. Failure of the Buyer to file a claim for loss, damage, or delay with the appropriate carrier in a timely manner shall release the Seller from liability with respect to the claim. (b) Any claim for any shortages in quantity or defects in quality must be made by written notice to the Seller within ninety days after the delivery giving rise to the claim or, in the case of non-delivery,. from the date fixed for delivery; otherwise, any claim is waived. Any action for breach of the Contract must be commenced within one year after the cause of action has occurred.

10. INDEMNITY: Each Party (the Indemnifying Party) shall defend, indemnify, and hold harmless the other Party, its parent, affiliate, and subsidiary companies, and their respective officers, employees, and agents (Indemnified parties), against all claims, demands, causes of action, suits, damages, liabilities, judgments, losses, and expenses (including, without limitation, attorneys fees and costs of litigation, whether incurred for an Indemnified Party's primary defense or for enforcement of its indemnification rights) which may be incurred by an Indemnified Party or asserted by the Indemnifying Party (including, without limitation, the Indemnifying Party's employees, contractors, and agents) or by any third Party on account of (i) any personal injury, disease, or death of any person(s); damage to or loss of any property or money damages or specific performance owed to any third Party (by-contract or operation of law), and any fines, penalties, assessments, environmental response costs, or injunctive obligations caused by the negligence or fault of the Indemnifying Party (including; without limitation, its employees, contractors, and agents); and (ii) any breach of any representation, warranty, or covenant of the Indemnifying Party contained in the General Provisions or the Specific Terms.

11. FORCE MAJEURE: Either Party shall be excused from performance if and to the extent that its performance is delayed or prevented by any circumstance reasonably beyond the Party's control, or by any of the following circumstances:

(a) Compliance (voluntary or involuntary) with laws, decrees, guidelines, requests, or the like of any government or person purporting to act therefore, or of international organizations of which the-United States is a member including, without limitation, the International Energy Agency.-.

(b) Restriction or cessation of production of Product(s) due to the imposition of conditions or requirements by any government or any person purporting to act under the color or claim of any governmental authority which makes it necessary to cease or to reduce the production of the Product(s).

(c) Hostilities of war (declared or undeclared); embargoes; blockades; civil unrest, riots, or disorders; terrorism; or sabotage.

(d) Fires, explosions, lightning, maritime peril, collisions, storms, landslides, earthquakes, floods, and other acts of nature.

(e) Strikes, lockouts, or other labor difficulties (whether or not involving employees of either party).

(f) Disruption or breakdown of production or transportation facilities, equipment, labor, or materials.

(g) Closing or restrictions on the use of harbors, railroads, or pipelines.

Notwithstanding the provisions of this section, nothing contained in the Contract shall relieve either Party of the obligation to pay in full any amounts which accrued prior to the event of Force Majeure.

Upon the occurrence of any of the Force Majeure events described in this section, the Party claiming Force Majeure shall notify the other Party promptly in writing of the event and, to the extent possible, inform the other Party of the expected duration of the Force Majeure event and the volumes of Product(s) to be affected by the suspension or curtailment of performance under the Contract.

Seller's ability to supply Products under the Contract is dependent on continued availability of necessary raw materials and petroleum products from its usual and anticipated suppliers and continued availability of energy supplies. If raw materials, petroleum products, or energy supplies are not readily available in sufficient quantities to permit Seller to meet its total commitments for Products, then Seller shall have the right to allocate, in a fair and reasonable manner, among its customers and its own requirements, the Products as are available. In addition, the Seller shall not be obligated to make up deliveries of Products which have been prevented by a Force Majeure event.

If a Party asserts a claim of Force Majeure, the other Party shall have the right to suspend its performance in proportion to the quantity of receipts or deliveries not made by the Party claiming Force Majeure. If the Force Majeure event is forecast to (or actually) last(s) sixty days or more, the Party not claiming Force Majeure shall have the right to cancel the Contract by giving written notice.

Upon cessation of the event of Force Majeure performance shall be resumed, but the excuse shall not operate to extend the term of the Contract nor obligate either Party to make up deliveries or receipts, as the case may be.

12. NEW OR CHANGED REGULATIONS:

A. It is understood by and between the Parties that each is entering this Contract in reliance on the laws, rules, and regulations (the Regulations) in effect on the date the Contract is entered.

B, If , at any time or from time to time during the term of the Contract, any Regulations are changed or new Regulations become effective whether by law, decree, or regulation or in response to the insistence or request of any governmental authority or person purporting to act therefor and the effect of the changed or new Regulation : (i) is not expressly covered by other provisions of this Contract which specifies the effect of changed or new Regulations and (ii) has an adverse economic effect upon either Party, then the affected Party shall have the option to request renegotiations of the terms and conditions of the Contract. The option may be exercised by written notice from the affected Party to the other at any time after the changed or new Regulations are promulgated.

C. If the Parties do not reach an agreement within fifteen days after the date of the renegotiation request, either Party shall have the right to cancel the Contract by written notice to the other Party. Cancellation shall be effective on the date the changed or new Regulations are effective or fourteen days after the date the notice is received whichever occurs later.

13. ALLOCATION: In further consideration of Seller selling the Products hereunder, Buyer waives and agrees not to exercise any rights it may have under any federal or state allocation rules or regulations to call upon Seller to make products available to Buyer after the expiration of the Contract, unless the rules and regulations makes it mandatory for Seller to supply the Products if called upon by the Buyer.

14. REMEDIES: If either Party breaches any provision of the Contract or if any insolvency, bankruptcy, receivership, or similar proceeding is initiated by or against either Party: (1) the other Party may terminate the Contract, without prejudice to any other rights or remedies it may have hereunder or by law, by giving written notice, and (2) either Party shall have the right to withhold any money ever payable by it hereunder and apply the same to payment of any indebtedness of the other Party arising from the Contract. A Party's right to strict performance of the other Party's obligations shall not be affected by any previous waiver, forbearance, or course of dealing.

15. ASSIGNMENT: The Contract shall extend to and be binding upon the successors and assigns of the Parties, but neither this Contract nor any part, specifically including the right to receive payment, shall be assigned or transferred by either Party or by law without the prior written consent of the other Party, and any assignment or transfer made by either Party without the other Party's written consent need not be recognized by and shall not be binding upon the Party.

16. LEGAL RESTRICTIONS AND COMPLIANCE: Seller, in the manufacture of the Product(s) sold, represents that it has fully complied with all applicable laws, ordinances, rules, and regulations of federal, state, and local governments and their agencies, including, without limiting the generality of the foregoing, the Fair Labor Standards Act of 1938, as amended, and all valid rules and regulations issued pursuant thereto.

Without limiting the generality of the foregoing, each Party will comply with the regulations of the Environmental Protection Agency and any state laws or regulations governing volatility; oxygenate requirements; reformulated or low sulfur diesel fuel; reformulated gasoline; and motor fuel deposit control additives.

Seller agrees to provide to Buyer, for each delivery of gasoline, a certificate of analysis, delivery ticket, loading ticket, bill of lading, or other product transfer document which (1) states the maximum Reid Vapor Pressure requirement in effect at the time of delivery, and certifies that the Product is in compliance with the requirements, (2) states the applicable range of oxygen content requirements, and (3) contains all of the information required by the EPA's reformulated gasoline and deposit control additive regulations.

Additionally, the Seller will comply with the Federal Trade Commission's requirements for gasoline octane certification under the Petroleum Marketing Practices Act and certifies the accuracy of the octane rating(s) of any automotive gasoline(s) described in the Specific Terms.

17. BRAND PROTECTION: Product may not be resold or otherwise disposed of by Buyer under the brand name of Seller (or any name similar thereto) except with its written consent. If Buyer violates this section, (in addition to any and all other rights it may have) Seller may terminate the Contract without notice to Buyer or suspend deliveries until Buyer ceases the violations.

18. DRAWBACK: Seller reserves the right to claim, receive, and retain drawbacks on imported duty-paid merchandise used in the manufacture of Products it delivers. Whenever Products are exported, the Buyer shall promptly notify the Seller and shall, on request, execute drawback claim forms and assignments in favor of Seller to enable it to establish its drawback rights under Custom Regulations.

19. INSPECTION AND AUDIT: (a) Unless otherwise provided in the Specific Terms, Seller will provide gauging, sampling, and testing at no charge to Buyer. Each Party shall accord the other the right to inspect the other Party's terminal and transportation facilities, during regular business hours and at the expense of the Party conducting the inspection, for the purpose of verifying compliance with the Contract and with applicable laws, rules, and regulations. (b) Each Party and its authorized representatives shall have access to the books and records of the other Party relating to performance of the Contract. Each Party shall have the right to audit those records at any reasonable time, but not more than two times per year, during the term of the Contract and for two year thereafter. The audited Party shall fully cooperate with the auditing Party to accomplish the audit as expeditiously as possible. (c) Either Party may retain outside auditors or inspectors whose costs and fees shall be borne by the Party employing the outside auditor or inspector. Each Party agrees to be bound by and shall cause any independent auditors or inspectors to be bound by the confidentiality obligations contained herein. Either Party may witness any inspection at its own expense.

20. MATERIAL SAFETY DATA SHEETS: Seller shall furnish to Buyer Material Safety Data Sheets which provide warnings and safety and health information concerning the Product(s). Buyer agrees to disseminate the information so as to warn of possible hazards to all persons whom Buyer can reasonably foresee may be exposed to the hazards including, without limitation, Buyer's employees, agents, contractors, and customers. Buyer agrees to defend, indemnify, and hold harmless Seller against all liability arising out of or in any way connected with its failure to properly disseminate the warnings and information including, without limitation, liability for injury, sickness, death, and property damage.

21. CONFLICTS OF INTEREST: Each Party, in performing the Contract, shall maintain appropriate business standards, procedures, and controls, including those necessary to avoid any real -or apparent impropriety or adverse impact on the interest of the other Party. Each Party shall review its business standards with reasonable frequency during the term of the Contract, including, without limitation, those related to the activities of its employees and agents and their relations with the other Party's employees, agents, and representatives and other third parties.

22. CONFIDENTIALITY:

A. During the term of the Contract, the Parties may disclose to each other from time to time certain business, technical, and other information concerning Products which is privileged and confidential or which otherwise constitutes the trade secrets of the Parties and which has been designated by the owner of the information as confidential or proprietary (Confidential Information). The Parties agree, for a period of five years to hold the Confidential Information in the strictest confidence and to make no use of that information other than in the performance of the Contract. Each Party agrees not to unnecessarily copy, reproduce, or duplicate any Confidential Information and shall limit the availability of and access to the information within its organization to employees who have a need to know.

B. The Parties agree to take all necessary precautions to maintain the confidentiality of Confidential Information and to prevent disclosure to third parties unless the Party obtains the other Party's written consent to do so.

        C  Each Party agrees that, upon expiration or termination of the Contract, it shall return to the other Party all documents or electronic data, including any copies thereof, containing Confidential Information.

23. NOTICES: All notices, consents, and other communications under the Contract shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when received by fax (with acknowledgement of receipt), (iii) when received by the addressee if sent by Express Mail, Federal Express, or other express delivery service (receipt requested), (iv) five business days after being placed in the United States mail, by first class postage or Registered or certified mail, return receipt requested, or (v) by any other means as the Parties may agree from time to time, in each case to the appropriate address as designated by the Parties.

24. APPLICABLE LAW: The Contract shall be interpreted in accordance with the laws of the State of Texas without regard to any choice of law rules. Notwithstanding anything to the contrary, the Contract shall not be interpreted or applied so as to require either party to do, or to refrain from doing, anything which would constitute a violation of any U.S. laws or regulations.

25. ENTIRETY-CHANGES: The Contract comprises the entire agreement and supersedes all prior representations and understandings between the parties concerning the subject matter or in consideration hereof. No agreement amending, supplementing, or partly or wholly terminating the Contract shall be binding on either Party unless in writing executed by its authorized representative.

FIRST AMENDMENT
FRONTIER PRODUCTS OFFTAKE AGREEMENT
EL DORADO REFINERY

This First Amendment, Frontier Products Offiake Agreement, El Dorado Refinery ("First Amendment") by and between Frontier Oil and Refining Company, a Delaware corporation ("FORC") and Eqiva Trading Company, a Delaware general partnership ("ETCo") is hereby made and entered into this 18th of September 2000. FORC and ETCo are sometimes referred to herein individually as a Party and collectively as the Parties.

WITNESSETH:

WHEREAS, the Parties entered into the Frontier Products Offtake Agreement, El Dorado Refinery dated as of October 19, 1999 (hereinafter referred to as "the Agreement") and desire to amend certain provisions of the Agreement; and

WHEREAS, the Parties recognize that equal weekly deliveries within a month period covered by a Monthly Product Forecast ("MPF") as stated in Section 4. (e) of the Agreement is often not possible due to pipeline schedules and market demand variability; and

WHEREAS, the Parties believe that making a monthly adjustment to the one week pricing periods as provided in Schedules B, C, and D attached to the Agreement will mitigate the effect of deliveries which are not made on an equal weekly basis within a month covered by a MPF; and

WHEREAS, the Parties recognize that the most desirable pricing method is to utilize an average of the market prices over a month period concurrent with the delivery of the products (i.e. current month average pricing) and desire to change the pricing method in the Agreement; and

WHEREAS, the Parties understand that converting to current month average pricing at this time is not equitable to FORC because of the market price structure that has benefited ETCo since the effective date of the original agreement; and

WHEREAS, the Parties are willing to utilize a month average adjustment which lags the deliveries until the Parties can agree to convert to current month average pricing; and

WHEREAS, the Parties desire to make this First Amendment effective beginning with the product delivered in August 2000; and

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below the Parties agree to amend the Agreement and covenant as follows:

1.    PROVISIONAL PRICING.

(a)	The product pricing provisions in Schedules B, C, and D of the Agreement will be used as the weekly provisional prices.

(b)	FORC will continue to invoice ETCo and ETCo will continue to make payments to FORC as provided in Section 7 of the Agreement utilizing the weekly provisional prices.

2.    MONTHLY PRICE ADJUSTMENT.

(a)	On the fifth working day of the month following the delivery month FORC will calculate the monthly price adjustment and transmit an invoice or credit memo to ETCo.

(b)	Payment will be made by the owing Party, by electronic funds transfer, within two Business Days of receipt of the invoice to an account at a bank nominated by the receiving Party.

(c)
The average monthly price for each product is calculated by weighting the provisional price for each delivery period on a percentage basis as the provisional price applies to the days in each delivery month.

 (i) For example the weighting given to each price period to calculate an averagemonthly price for a product delivered in August of 2000 is as follows:
(1) 22.58% or 7/31 of the July 24 through July 28 price period,
(2) 22.58% or 7/31 of the July 31 through August 4 price period,
(3) 22.58% or 7/31 of the August 7 through August 11 price period,
(4) 22.58% or 7/31 of the August 14 through August 18 price period, and
(5) 9.68% or 3/31 of the August 21 through August 25 price period.

 (ii) The average monthly price for each product in August is calculated by applying the weighting as shown in 2.(c)(i) in Attachment A.

 (iii) As a further example the weighting given to each price period to calculate an average monthly price for a product delivered in September of 2000 is as follows:
(1) 13.33% or 4/30 of the August 21 through August 25 price period,
(2) 23.33% or 7/30 of the August 28 through September 1 price period,
(3) 23.33% or 7/30 of the September 4 through September 8 price period,
(4) 23.33% or 7/30 of the September 11 through September 15 price period, and
(5) 16.68% or 5/30 of the September 18 through September 22 price period.

(d)
The weighting given to each price period to calculate an average monthly price for a product delivered in each month subsequent to September 2000 will follow the conventions exemplified in paragraphs c(i) and c(iii) above.

(e)	The monthly product price adjustment is the difference between the price invoiced using the provisional pricing and the average monthly price for an individual product.

(f)	The monthly price adjustment is the sum of the monthly product price adjustments.

(g)	If the monthly price adjustment for August 2000 is in the favor of ETCo, the adjustment is limited to $500,000.

3.    EFFECTIVE DATE

This First Amendment to product pricing set forth in Schedules B, C, and D of the Agreement, which changes the method of calculating prices, will be effective beginning with the product delivered in August 2000 and compliance with the terms and conditions of this First Amendment shall be effective on the date of execution by the Parties; provided, however, compliance with 2(a) above by FORC shall be extended by two (2) business days after execution by both parties.

Except as explicitly stated herein, no other provisions of the Agreement are affected by the First Amendment and they remain in full force and effect.

In witness whereof, the Parties have below affixed the signature of their authorized representatives, who warrant that they are legally empowered to bind the Party on whose behalf they have signed.

Frontier Oil and Refining Company                                                                                     Equiva Trading Company

By           /s/ James R. Gibbs                                                      By           /s/ Ronald L. Andrews
Name      James R. Gibbs                                                       Name           Ronald L. Andrews
Title        President & CEO                                                      Title           VP-Products

Attachment A

FRONTIER REFINING & MARKETING INC.
Schedule of Platt's Weekly High/Low Mean Calculation
August 1 - 31, 2000 Liftings Prices

Date	Unleaded Average	Premium Average	HSD Average	LSD Average	Jet Fuel Low		Weighting
24-Jul-00	75.00	78.00	76.625	77.000	79.75
25-Jul-00	76.75	79.75	77.500	77.750	80.00
26-Jul-00	77.25	80.50	78.250	78.750	80.25
27-Jul-00	78.50	81.75	79.125	79.625	81.00
28-Jul-00	78.75	82.00	79.375	80.000	81.25	effective
	77.2500	80.4000	78.1750	78.6250	80.4500	08/01-08/07	7/31 Days
Day Weighted	17.4435	18.1548	17.6524	17.7540	18.1661
31-Jul-00	78.50	81.63	80.500	81.750	82.50
1-Aug-00	81.25	84.38	79.125	80.125	81.25
2-Aug-00	79.75	83.00	80.375	81.250	82.75
3-Aug-00	79.25	82.50	81.375	82.125	83.00
4-Aug-00	80.88	84.25	83.750	84.500	85.25	effective
	79.9250	83.1500	81.0250	81.9500	82.9500	08/08-08/14	7131 Days
Day Weighted	18.0476	18.7758	18.2960	18.5048	18.7306
7-Aug-00	79.75	82.75	80.125	80.875	81.75
8-Aug-00	81.00	84.00	82.000	82.750	83.50
9-Aug-00	84.38	87.38	85.375	86.125	87.00
10-Aug-00	89.25	92.00	87.625	88.125	89.75
11-Aug-00	86.13	88.75	86.250	87.000	88.75	effective
	84.1000	86.9750	84.2750	84.9750	86.1500	08/15-08/21	7/31 Days
Day Weighted	18.9903	19.6395	19.0298	19.1879	19.4532
14-Aug-00	87.38	90.13	88.125	88.875	90.25
15-Aug-00	87.38	90.13	87.500	88.250	89.50
16-Aug-00	87.75	90.50	88.500	89.125	89.25
17-Aug-00	88.25	90.50	90.000	90.500	91.25
18-Aug-00	88.00	90.25	91.250	91.750	92.00	effective
	87.7500	90.3000	89.0750	89.7000	90.4500	08/22-08128	7/31 Days
Day Weighted	19.8145	20.3903	20.1137	20.2548	20.4242
21-Aug-00	89.50	91.75	93.500	94.000	94.50
22-Aug-00	87.00	89.25	90.875	91.375	92.50
23-Aug-00	88.00	90.13	95.000	95.500	97.75
24-Aug-00	90.00	92.13	95.000	96.000	97.00
25-Aug-00	90.50	92.50	97.000	97.750	98.75	effective
	89.0000	91.1500	94.2750	94.9250	96.1000	08/29-08/31	3/31 Days
Day Weighted	8.6129	8.8210	9.1234	9.1863	9.3000
August Avg Mth Day Wtd	82.9089	85.7815	84.2153	84.8879	86.0742

SECOND AMENDMENT
FRONTIER PRODUCTS OFFTAKE AGREEMENT
EL DORADO REFINERY

This Second Amendment, Frontier Products Offtake Agreement, El Dorado Refinery ("Second Amendment") by and between Frontier Oil and Refining Company, a Delaware corporation ("FORC") and Equiva Trading Company, a Delaware general partnership ("ETCo") is hereby made and entered into this 21st day of September 2000. FORC and ETCo are sometimes referred to herein individually as a Party and collectively as the Parties.

WITNESSETH:

WHEREAS, the Parties entered into the Frontier Products Offiake Agreement, El Dorado Refinery dated as of October 19, 1999 (hereinafter referred to as "the Agreement") and desire to amend certain provisions of the Agreement; and

WHEREAS, the Parties entered into the First Amendment, Products Offlake Agreement, El Dorado Refinery dated the 18th day of September, 2000 (hereinafter referred to as the "First Amendment"); and

WHEREAS, the Parties recognize that negotiating a price for #1 Fuel Oil each month is not an effective or efficient method to price #1 Fuel Oil; and

WHEREAS, the Parties believe that utilizing a market price indication published by a third party is desirable; and

WHEREAS, the Parties desire to use a monthly price adjustment for #1 Fuel Oil that is computed in the same manner as the products in Schedules B, C and D of the Agreement; and

WHEREAS, the Parties desire to make this Second Amendment effective beginning with the product delivered in October 2000; and

NOW THEREFORE, in consideration of the mutual promises and covenants set forth below the Parties agree to amend the Agreement and covenant as follows:

1.    PROVISIONAL PRICING FOR #1 FUEL OIL.

(a)           The product pricing provision in Schedules E of the Agreement is replaced by the following provision and will be used as the weekly provisional prices:

Product Pricing — ETCo will pay Frontier the mean of the prior week's weekly average low and high price for #1 Fuel Oil, which is quoted by Platt's Oil Service as Low Sulfur Jet Fuel for Group 3 in cents per gallon FOB custody transfer point, plus 0.35 cents per gallon. ETCo will pay Frontier an additional 0.40 cents per gallon for deliveries to the El Dorado truck rack. The previous week's mean shall be calculated as the arithmetic average of the Platt's effective low and high quotes for Low Sulfur Jet Fuel in Group 3 for Monday through Friday of the previous week and shall be effective for deliveries from Tuesday of the current week though Monday of the next week.

2.   MONTHLY PRICE ADJUSTMENT FOR #1 FUEL OIL.

(a)           The monthly price adjustment for #1 Fuel Oil will be computed in the same manner as provided in paragraph 2 of the First Amendment for products in Schedules B, C, and D of the Agreement.

3.   EFFECTIVE DATE

This Second Amendment to product pricing set forth in Schedule E of the Agreement, which changes the method of calculating prices for #1 Fuel Oil, will be effective beginning with the product delivered in October 2000.

Except as explicitly stated herein, no other provisions of the Agreement or First Amendment are affected by the Second Amendment and they remain in full force and effect.

In witness whereof, the Parties have below affixed the signature of their authorized representatives, who warrant that they are legally empowered to bind the Party on whose behalf they have signed.

Frontier Oil and Refining Company                                                                                     Equiva Trading Company

By           /s/ James R. Gibbs                                                      By           /s/ Ronald L. Andrews
Name      James R. Gibbs                                                                        Name         Ronald L. Andrews
Title        President & CEO                                                      Title          VP-Products

THIRD AMENDMENT
FRONTIER PRODUCTS OFFTAKE AGREEMENT
EL DORADO REFINERY

This Third Amendment, Frontier Products Offtake Agreement, El Dorado Refinery ("Third Amendment") by and between Frontier Oil and Refining Company, a Delaware corporation ("FORC") and Equiva Trading Company, a Delaware general partnership ("ETCo") is hereby made and entered into this 19th of December, 2000. FORC and ETCo are sometimes referred to herein individually as a Party and collectively as the Parties.

WITNESSETH:

WHEREAS, the Parties entered into the Frontier Products Offtake Agreement, El Dorado Refinery dated as of October 19, 1999 (hereinafter referred to as "the Agreement") and desire to amend certain provisions of the Agreement; and

WHEREAS, the Parties entered into the First Amendment, Products Offtake Agreement, El Dorado Refinery dated the 18th day of September, 2000 (hereinafter referred to as the "First Amendment"); and

WHEREAS, the Parties entered into the Second Amendment, Products Offtake Agreement, El Dorado Refinery dated the 21St day of September, 2000 (hereinafter referred to as the "Second Amendment"); and

WHEREAS, the Parties recognize that FORC requires distribution flexibility to balance the refinery supply to the market demand; and

WHEREAS, the Parties recognize that the table of "Frontier Retained Volumes" in Schedule A: OFF-TAKE VOLUMES does not provided the distribution flexibility required to balance supply and demand in the FORC system; and

WHEREAS, the Parties desire to amend the table of "Frontier Retained Volumes" in Schedule A: OFF-TAKE VOLUMES for only the year 2001 to allow FORC to receive 1,000 BPD of gasoline at the El Dorado Refinery and distribute this volume to balance supply and demand; and

WHEREAS, the Parties desire to make this Third Amendment effective beginning with the product delivered in January 2001; and

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below the Parties agree to amend the Agreement and covenant as follows:

1.	DELIVERY AND NOMINATION

(a)    The volume of gasoline which FORC will receive during 2001 at the El Dorado Refinery an be delivered to any pipeline in accordance with paragraph 4 (h) of the Agreement or delivered from the El Dorado refinery rack.

2.	SCHEDULE A

Replace the table of FRONTIER RETAINED VOLUMES with the following table:

FRONTIER RETAINED VOLUMES (BPD)

	Year	Year	Year	Year	Year	Year	Year	Year	Year	Year
	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009+
Mogas:
Denver/Colorado Springs	2,000	2,750	3,500	4,250	5,000	5,750	6,500	7,250	9,000	9,750
KansasCity Pipeline	825	1,850	2,850	3,900	4,850	5,800	6,750	7,500	8,500	9,500
Kaneb & Williams Pipelines	475	1,100	3,650	5,250	6,900	8,450	10,000	11,750	12,250	13,750
El Dorado Refinery	0	1,000	0	0	0	0	0	0	0	0
Subtotal Mogas	3,300	6,700	10,000	13,400	16,750	20,000	23,250	26,500	29,750	33,000
Diesel:
Denver/Colorado Springs	500	1,000	1,500	2,000	2,500	3,000	3,500	4,000	4,500	5,000
KansasCity Pipeline	400	800	1,250	1,650	2,100	2,500	2,900	3,400	3,800	4,300
Kaneb & Williams Pipeline	800	1,500	2,250	2,950	3,650	4,500	5,350	6,100	6,950	7,700
Subtotal Diesel	1,700	3,300	5,000	6,600	8,250	10,000	11,750	13,500	15,250	17,000
Total Volume	5,000	10,000	15,000	20,000	25,000	30,000	35,000	40,000	45,000	50,000

3.    EFFECTIVE DATE

This Third Amendment to the table of Frontier Retained Volumes included in Schedule A of the Agreement and the ability to distribute the 1,000 BPD as required to balance supply and demand, will be effective beginning with the product delivered in January 2001.

Except as explicitly stated herein, no other provisions of the Agreement, the First Amendment or the Second Amendment are affected by the Third Amendment and they remain in full force and effect.

In witness whereof, the Parties have below affixed the signature of their authorized representatives, who warrant that they are legally empowered to bind the Party on whose behalf they have signed.

Frontier Oil and Refining Company                                                                                        Equiva Trading Company

By           /s/ James R. Gibbs                                                      By           /s/ Ronald L. Andrews
Name      James R. Gibbs                                                       Name           Ronald L. Andrews
Title        President & CEO                                                      Title           VP-Products/Feedstocks

FOURTH AMENDMENT
FRONTIER PRODUCTS OFFTAKE AGREEMENT
EL DORADO REFINERY

This Fourth Amendment, Frontier Products Offtake Agreement, El Dorado Refinery ("Fourth Amendment") by and between Frontier Oil and Refining Company, a Delaware corporation ("FORC") and Equiva Trading Company, a Delaware general partnership ("ETCo") is hereby made and entered into this 22nd day of February 2001. FORC and ETCo are sometimes referred to herein individually as a Party and collectively as the Parties.

WITNES SETH:

WHEREAS, the Parties entered into the Frontier Products Offtake Agreement, El Dorado Refinery dated as of October 19, 1999 (hereinafter referred to as "the Agreement") and desire to amend certain provisions of the Agreement; and

WHEREAS, the Parties entered into the First Amendment, Products Offtake Agreement, El Dorado Refinery dated the 18th day of September, 2000 (hereinafter referred to as the "First Amendment"); and

WHEREAS, the Parties entered into the Second Amendment, Products Offtake Agreement, El Dorado Refinery dated the 21st day of September, 2000 (hereinafter referred to as the "Second Amendment"); and

WHEREAS, the Parties entered into the Third Amendment, Products Offtake Agreement, El Dorado Refinery dated the 19th day of December, 2000 (hereinafter referred to as the "Third Amendment"); and

WHEREAS, the Parties recognize that FORC requires distribution flexibility to balance the refinery supply to the market demand; and

WHEREAS, the Parties recognize that ETCo desires to eliminate the exchange delivery to FORC in Denver and Colorado Springs which requires FORC to nominate and ship on the Chase Pipeline; and

WHEREAS, the Parties desire to amend the table of "Frontier Retained Volumes" in Schedule A: OFF-TAKE VOLUMES as amended by the Third Amendment and replace Schedule A of the Agreement; and

WHEREAS, the Parties desire to make this Fourth Amendment effective beginning with the product delivered in March 2001; and

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below the Parties agree to amend the Agreement, as amended as follows:

1.    DELIVERY AND NOMINATION

(a)    The FORC retained volumes can be delivered to any pipeline in accordance with paragraph 4 (h) of the Agreement or delivered from the El Dorado refinery rack.

(b)    Amend paragraph 4 (f) by deleting paragraph 4 (0 in the Agreement and replacing it with the following:

(f) The exchange deliveries from ETCo to FORC in Denver and Colorado Springs will be reduced by 375 barrels per day each month beginning in March 2001 until the ETCo exchange obligation is eliminated after December 2001.

2.    SCHEDULE A

Amend Schedule A in the Agreement and replace the table of FRONTIER RETAINED VOLUMES in the Third Amendment as follows:

SCHEDULE A

Volume Commitments-ETCo will purchase 100% of the quantity of Mogas and Diesel as specified in each month's MPF. Frontier shall be entitled to retain the quantities of Mogas and Diesel specified below for the years indicated and any amounts in excess of each month's MPF.

FRONTIER RETAINED VOLUMES (BPD)
	Year	Year	Year	Year	Year	Year	Year	Year	Year	Year
	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009+
Mogas:
Denver/Colorado Springs	2,000	Note #1	0	0	0	0	0	0	0	0
KansasCity Pipeline	825	0	0	0	0	0	0	0	0	0
Kaneb & Williams Pipelines	475	0	0	0	0	0	0	0	0	0
El Dorado Refinery	0	6,700	10,000	13,400	16,750	20,000	23,250	26,500	29,750	33,000
Subtotal Mogas	3,300	6,700	10,000	13,400	16,750	20,000	23,250	26,500	29,750	33,000
Diesel:
Denver/Colorado Springs	500	Note #1	0	0	0	0	0	0	0	0
KansasCity Pipeline	400	0	0	0	0	0	0	0	0	0
Kaneb & Williams Pipeline	800	0	0	0	0	0	0	0	0	0
El Dorado Refinery		3,300	5,000	6,600	8,250	10,000	11,750	13,500	15,250	17,000
Subtotal Diesel	1,700	3,300	5,000	6,600	8,250	10,000	11,750	13,500	15,250	17,000
Total Volume	5,000	10,000	15,000	20,000	25,000	30,000	35,000	40,000	45,000	50,000

Note #1: The 2,750 barrels per day of Mogas and the 1,000 barrels per day of Diesel designated for exchange delivery by ETCo to FORC in Denver and Colorado Springs shall be reduced by a combined volume of 375 barrels per day each month beginning March 2001 until the total exchange obligation is eliminated at the end of December 2001.

ETCo shall nominate their deliveries of #1 Fuel Oil and Premium Diesel by the 15th of the month prior to delivery. ETCo shall receive minimum monthly volumes in MBBLs as follows:

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
#1 FO	90	50	20	5	5	5	5	5	20	50	75	90
Prem Dsl	0	0	0	0	0	5	5	5	0	0	0	0

If Frontier's production of 41 Fuel Oil and Premium Diesel is insufficient to meet ETCo's nomination, the volume of #1 Fuel Oil and Premium Diesel shall be prorated to the total product volumes (equal to the total of the volume delivered to ETCo and the volume retained by Frontier) over the previous ninety days activity.

3.    EFFECTIVE DATE

This Fourth Amendment to the Agreement will be effective beginning with the product delivered in March 2001.

Except as explicitly stated herein, no other provisions of the Agreement, the First Amendment, the Second Amendment, or the Third Amendment are affected by the Fourth Amendment, and they remain in full force and effect.

In witness whereof, the Parties have below affixed the signature of their authorized representatives, who warrant that they are legally empowered to bind the Party on whose behalf they have signed.

Frontier Oil and Refining Company                                                                                    Equiva Trading Company

By           /s/ James R. Gibbs                                                      By           /s/ Ronald L. Andrews
Name      James R. Gibbs                                                      Name            Ronald L. Andrews
Title        President & CEO                                                      Title           VP-Products/Feedstocks

FIFTH AMENDMENT
FRONTIER PRODUCTS OFFTAKE AGREEMENT
EL DORADO REFINERY

This Fifth Amendment, Frontier Products Offtake Agreement, El Dorado Refinery ("Fifth Amendment") by and between Frontier Oil and Refining Company, a Delaware corporation ("FORC") and EquivaTrading Company, a Delaware general partnership ("ETCo") is hereby made and entered into this 14th day of August 2001.  FORC and ETCo are sometimes referred to herein individually as a Party and collectively as the Parties.

WTTNESSETH:

WHEREAS, the Parties entered into the Frontier Products Offtake Agreement, El Dorado Refinery dated as of October 19, 1999 (hereinafter referred to as "the Agreement") and desire to amend certain provisions of the Agreement; and

WHEREAS, the Parties entered into the First Amendment, Products Offtake Agreement, El Dorado Refinery dated the 18th day of September, 2000 (hereinafter referred to as the "First Amendment"); and

WHEREAS, the Parties entered into the Second Amendment, Products Offtake Agreement, El Dorado Refinery dated the 21St day of September, 2000 (hereinafter referred to as the "Second Amendment"); and

WHEREAS, the Parties entered into the Third Amendment, Products Offtake Agreement, El Dorado Refinery dated the 19th day of December, 2000 (hereinafter referred to as the "Third Amendment"); and

WHEREAS, the Parties entered into the Fourth Amendment, Products Offtake Agreement, El Dorado Refinery dated the 22nd day of February, 2001 (hereinafter referred to as the "Fourth Amendment"); and

WHEREAS, the Parties desire to convert to a current month average pricing for mogas and diesel that prices these products concurrent with the month of delivery, and desire to change the pricing method in paragraph 2 of the First Amendment;

WHEREAS, the Parties recognize that to convert to current month average pricing requires an amendment to only paragraph 2 Monthly Price Adjustment, of the First Amendment; and

WHEREAS, the Parties desire to make this Fifth Amendment effective beginning with the product delivered in August 2001.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below the Parties agree to amend the Agreement, as amended, as follows:

The following is substituted for paragraph 2, Monthly Pricing Adjustment, in the First Amendment:

MONTHLY PRICE ADJUSTMENT

A.     Avjet

(a) On the fifth working day of the month following the delivery month FORC will calculate the monthly price adjustment and transmit an invoice or credit memo to ETCo.

(b) Payment will be made by the owing Party to an account at a bank nominated by the receiving Party, by electronic funds transfer, within two Business Days of receipt of the invoice.

(c) The average monthly price for Avjet is calculated by weighting the provisional price for each delivery period on a percentage basis as the provisional price applies to the days in each delivery month.

(i) For example the weighting given to each price period to calculate an average monthly price for the product delivered in August of 2000 is as follows:
(1)          22.58% or 7/31 of the July 24 through July 28 price period,
(2)          22.58% or 7/31 of the July 31 through August 4 price period,
(3)          22.58% or 7/31 of the August 7 through August 11 price period,
(4)          22.58% or 7/31 of the August 14 through August 18 price period, and
(5)          9.68% or 3/31 of the August 21 through August 25 price period.

(ii) The average monthly price for Avjet in August is calculated by applying the weighting as shown in A(c)(i) above to Attachment A of the First Amendment.

(iii) As a further example the weighting given to each price period to calculate an average monthly price for the product delivered in September of 2000 is as follows:
(1)          13.33% or 4/30 of the August 21 through August 25 price period,
(2)          23.33% or 7/30 of the August 28 through September 1 price period,
(3)          23.33% or 7/30 of the September 4 through September 8 price period,
(4)          23.33% or 7/30 of the September 11 through September 15 price period, and
(5)          16.68% or 5/30 of the September 18 through September 22 price period.

(d) The weighting given to each price period to calculate an average monthly price for the product delivered in each month subsequent to September 2000 will follow the conventions exemplified in paragraphs A(c)(i), and A(c)(iii) above.

(e) The monthly Avjet price adjustment is the difference between the price invoiced using the provisional pricing and the average monthly price for Avjet as calculated in paragraph A(c) above.

B.     Mogas

   (a)     On the fifth working day of the month following the delivery month FORC will calculate the monthly price adjustment and transmit an invoice or credit memo to ETCo.

(b)	Payment will be made by the owing Party to an account at a bank nominated by the receiving Party, by electronic funds transfer, within two Business Days of receipt of the invoice.

(c)
The average monthly price for each grade of mogas is the arithmetic average of the daily mean quotes, posted days only, during the delivery month. A daily mean quote is the average daily quoted low and high price for each grade of mogas as published by Platt's Oil Service for Group 3, FOB the custody transfer point, plus the differentials detailed in Schedule B of the Agreement.

(d)
The monthly price adjustment for mogas is the difference between the price invoiced using the provisional pricing and the average monthly price for a grade of mogas as calculated in paragraph B(c) above.

C.     Diesel

(a)	On the fifth working day of the month following the delivery month FORC will calculate the monthly price adjustment and transmit an invoice or credit memo to ETCo.

(b)	Payment will be made by the owing Party, to an account at a bank nominated by the receiving Party, by electronic funds transfer, within two Business Days of receipt of the invoice.

(c)
The average monthly price for each grade of diesel is the arithmetic average of the daily mean quotes, posted days only, during the delivery month. A daily mean quote is the average daily quoted low and high price for each grade of diesel as published by Platt's Oil Service for Group 3, FOB the custody transfer point, plus the differentials detailed in Schedule C of the Agreement.

(d)
The monthly price adjustment for diesel is the difference between the price invoiced using the provisional pricing and the average monthly price for a grade of diesel as calculated in paragraph C(c) above.

2.    EFFECTIVE DATE

This Fifth Amendment to price mogas and diesel concurrent with the delivery period for the products will be effective beginning with the product delivered in August 2001.

Except as explicitly stated herein, no other provisions of the Agreement, the First Amendment, the Second Amendment the Third Amendment or the Fourth Amendment are affected by the Fifth Amendment and they remain in full force and effect.

Frontier Oil and Refining Company                                                                                    Equiva Trading Company

By           /s/ James R. Gibbs                                                      By           /s/ Ronald L. Andrews
Name      James R. Gibbs                                                       Name           Ronald L. Andrews
Title        President & CEO                                                      Title           VP-Products/Feedstocks

SIXTH AMENDMENT
FRONTIER PRODUCTS OFFTAKE AGREEMENT
EL DORADO REFINERY

This Sixth Amendment, Frontier Products Offtake Agreement, El Dorado Refinery ("Sixth Amendment") by and between Frontier Oil and Refining Company, a Delaware corporation ("FORC") and Equiva Trading Company, a Delaware general partnership ("ETCo") is hereby made and entered into this 5th day of November 2001. FORC and ETCo are sometimes referred to herein individually as a Party and collectively as the Parties.

WITNESSETH:

WHEREAS, the Parties entered into the Frontier Products Offtake Agreement, El Dorado Refinery dated as of October 19, 1999 (hereinafter referred to as "the Agreement") and desire to amend certain provisions of the Agreement; and

WHEREAS, the Parties entered into the First Amendment, Products Offtake Agreement, El Dorado Refinery dated the 18th day of September, 2000 (hereinafter referred to as the "First Amendment"); and

WHEREAS, the Parties entered into the Second Amendment, Products Offtake Agreement, El Dorado Refinery dated the 21't day of September, 2000 (hereinafter referred to as the "Second Amendment"); and

WHEREAS, the Parties entered into the Third Amendment, Products Offtake Agreement, El Dorado Refinery dated the 19th day of December, 2000 (hereinafter referred to as the "Third Amendment"); and

WHEREAS, the Parties entered into the Fourth Amendment, Products Offtake Agreement, El Dorado Refinery dated the 22nd day of February, 2001 (hereinafter referred to as the "Forth Amendment"); and

WHEREAS, the Parties entered into the Fifth Amendment, Products Offtake Agreement, El Dorado Refinery dated the 1411I day of August, 2001 (hereinafter referred to as the "Fifth Amendment"); and

WHEREAS, the Parties desire to modify the current month average pricing for mogas and diesel in order to assure more accurate average monthly price; and

WHEREAS, the Parties recognize that to modify the current month average pricing requires an amendment to only Paragraphs B for mogas and C for diesel of the Monthly Price Adjustment paragraph in the Fifth Amendment, and

WHEREAS, the Parties desire to make this Sixth Amendment effective beginning with the product delivered in November 2001; and

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below the Parties agree to amend a portion of the Fifth Amendment and to covenant as follows:

The following is added to Paragraph B of the Monthly Price Adjustment paragraph in the Fifth Amendment

(e)    In the event Platt's Oil Service "temporarily suspends" publication of a price for mogas in Group 3, the daily mean quote will be interpolated. The interpolated daily quote is the arithmetic average of the daily mean quote for the day immediately before and the day immediately after the day for which the price is interpolated. Platt's Oil Service is deemed to "temporarily suspend" publication if Platt's Oil Service does not publish a price for Group 3 for a minimum of one up to four consecutive days, excluding weekends and holidays. Holidays are defined as days designated by Platt's Oil Service as holidays prior to the beginning of each calendar year. If Platt's Oil Service does not publish a price for Group 3 for five or more consecutive days, other than weekends or holidays, then Platt's Oil Service is deemed to have ceased publication of the price and Section 3(a) of the Agreement applies.

The following is added to Paragraph C of the Monthly Price Adjustment paragraph in the Fifth Amendment

(e)    In the event Platt's Oil Service "temporarily suspends" publication of a price for diesel in Group 3, the daily mean quote will be interpolated. The interpolated daily quote is the arithmetic average of the daily mean quote for the day immediately before and the day immediately after the day for which the price is interpolated. Platt's Oil Service is deemed to "temporarily suspend" publication if Platt's Oil Service does not publish a price for Group 3 for a minimum of one up to four consecutive days, excluding weekends and holidays. Holidays are defined as days designated by Platt's Oil Service as holidays prior to the beginning of each calendar year. If Platt's Oil Service does not publish a price for Group 3 for five or more consecutive days, other than weekends or holidays, then Platt's Oil Service is deemed to have ceased publication of the price and Section 3(a) of the Agreement applies.

EFFECTIVE DATE

This Sixth Amendment will be effective beginning with the product delivered in November 2001.

Except as explicitly stated herein, no other provisions of the Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment or the Fifth Amendment are affected by the Sixth Amendment and they remain in full force and effect.

In witness whereof, the Parties have below affixed the signature of their authorized representatives, who warrant that they are legally empowered to bind the Party on whose behalf they have signed.

Frontier Oil and Refining Company                                                                                     Equiva Trading Company

By           /s/ James R. Gibbs                                                      By           /s/ Ronald L. Andrews
Name      James R. Gibbs                                                       Name           Ronald L. Andrews
Title        President & CEO                                                      Title           VP-Products/Feedstocks

SEVENTH AMENDMENT
FRONTIER PRODUCTS OFFTAKE AGREEMENT
EL DORADO REFINERY

This Seventh Amendment, Frontier Products Offtake Agreement, El Dorado Refinery ("Seventh Amendment") by and between Frontier Oil and Refining Company, a Delaware corporation ("FORC") and Equiva Trading Company, a Delaware general partnership ("ETCo") is hereby made and entered into this 22nd day of April 2002.  FORC and ETCo are sometimes referred to herein individually as a Party and collectively as the Parties.

WITNESSETH:

WHEREAS, the Parties entered into the Frontier Products Offtake Agreement, El Dorado Refinery dated as of October 19, 1999 (hereinafter referred to as "the Agreement") and desire to amend certain provisions of the Agreement; and

WHEREAS, the Parties entered into the First Amendment, Products Offtake Agreement, El Dorado Refinery dated the 18th day of September, 2000 (hereinafter referred to as the "First Amendment"); and

WHEREAS, the Parties entered into the Second Amendment, Products Offtake Agreement, El Dorado Refinery dated the 21st day of September, 2000 (hereinafter referred to as the "Second Amendment"); and

WHEREAS, the Parties entered into the Third Amendment, Products Offtake Agreement, El Dorado Refinery dated the I9th day of December, 2000 (hereinafter referred to as the "Third Amendment"); and

WHEREAS, the Parties entered into the Fourth Amendment, Products Offtake Agreement, El Dorado Refinery dated the 22nd day of February, 2001 (hereinafter referred to as the "Forth Amendment"); and

WHEREAS, the Parties entered into the Fifth Amendment, Products Offtake Agreement, El Dorado Refinery dated the 14th day of August, 2001 (hereinafter referred to as the "Fifth Amendment"); and

WHEREAS, the Parties entered into the Sixth Amendment, Products Offtake Agreement, El Dorado Refinery dated the 5th day of November, 2001 (hereinafter referred to as the "Sixth Amendment"); and

WHEREAS, the Parties desire to modify the pricing of 7.0 psi RVP 87 and 91 octane mogas for delivery to Kansas City Pipeline and into Williams Pipeline during the summer gasoline season; and

WHEREAS, the Parties recognize that to modify the pricing of 7.0 psi RVP 87 and 91 octane mogas for delivery into Kansas City Pipeline and into Williams Pipeline during the summer gasoline season requires an amendment to only Schedule B for mogas; and

WHEREAS, the Parties desire to make this Seventh Amendment effective beginning with the product delivered in April 2002; and

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below the Parties agree to amend a portion of the Agreement and to covenant as follows:

The following change in the pricing of 87 octane mogas (7.0  psi RVP) for delivery into Kansas City Pipeline or into Williams Pipeline during the summer season is made to Schedule B Mogas in the Agreement:

Ni Grade, 7.0 psi RVP, into Kansas City Pipeline or Williams Pipeline (Octane 87 - Summer) Gasoline Base Price + 2.40 cpg

The following change in the pricing of 91 octane mogas (7.0 psi RVP) for delivery to Kansas City Pipeline or into Williams Pipeline during the summer season is made to Schedule B Mogas in the Agreement:

A1 Grade, 7.0 psi RVP, into Kansas City Pipeline or Williams Pipeline (Octane 91- Summer)   Gasoline Base Price + 2.40 cpg

EFFECTIVE DATE

This Seventh Amendment will be effective beginning with the product delivered in April 2002.

Except as explicitly stated herein, no other provisions of the Agreement, or any prior Amendments are affected by the Seventh Amendment and they remain in full force and effect.

In witness whereof, the Parties have below affixed the signature of their authorized representatives, who warrant that they are legally empowered to bind the Party on whose behalf they have signed.

Frontier Oil and Refining Company                                                                                       Equiva Trading Company

By           /s/ James R. Gibbs                                                      By           /s/ Ronald L. Andrews
Name      James R. Gibbs                                                       Name           Ronald L. Andrews
Title        President & CEO                                                      Title           VP-Products/Feedstocks

EIGHTH AMENDMENT
FRONTIER PRODUCTS OFFTAKE AGREEMENT
EL DORADO REFINERY

This Eighth Amendment to the Frontier Products Offtake Agreement, El Dorado Refinery ("Eighth Amendment") by and between Frontier Oil and Refining Company, a Delaware corporation ("FORC") and Shell Oil Products US (SOPUS), assignee of Equiva Trading Company ("ETCo") is made and entered into this 30th day of May 2003. FORC and SOPUS are sometimes referred to herein individually as a Party and collectively as the Parties.

WITNESSETH:

WHEREAS, the Parties entered into the Frontier Products Offtake Agreement, El Dorado Refinery dated October 19, 1999 (hereinafter referred to as ("the Agreement") and desire to amend certain provisions of the Agreement; and

WHEREAS, the Parties entered into the First Amendment, Products Offtake Agreement, El Dorado Refinery dated the 18th day of September, 2000 (hereinafter referred to as the "First Amendment"); and

WHEREAS, the Parties entered into the Second Amendment, Products Offtake Agreement, El Dorado Refinery dated the 21st day of September, 2000 (hereinafter referred to as the "Second Amendment"); and

WHEREAS, the Parties entered into the Third Amendment, Products Offtake Agreement, El Dorado Refinery dated the 19th day of December, 2000 (hereinafter referred to as the "Third Amendment"); and

WHEREAS, the Parties entered into the Fourth Amendment, Products Offtake Agreement, El Dorado Refinery dated the 22nd day of February, 2001 (hereinafter referred to as the "Fourth Amendment"); and

WHEREAS, the Parties entered into the Fifth Amendment, Products Offtake Agreement, El Dorado Refinery dated the 14th day of August, 2001 (hereinafter referred to as the "Fifth Amendment"); and

WHEREAS, the Parties entered into the Sixth Amendment, Products Offtake Agreement, El Dorado Refinery dated the 5th day of November, 2001 (hereinafter referred to as the "Sixth Amendment"); and

WHEREAS, the Parties entered into the Seventh Amendment, Products Offtake Agreement, El Dorado Refinery dated the 22nd day of April 2002 (hereinafter referred to as the "Seventh Amendment"); and

WHEREAS, the Parties desire to modify the volume of Avjet that FORC commits to supply and that SOPUS commits to purchase and to modify the term of the commitment for Avjet produced; and

WHEREAS, the Parties recognize that to modify the volume commitment and term of the commitment for Avjet products in the Agreement requires an amendment to only Schedule D for Avjet; and

WHEREAS, the Parties desire to make this Eighth Amendment effective beginning with the product delivered June 1, 2003; and

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below the Parties agree to amend a portion of the Agreement and to covenant as follows:

In Schedule D, AVJET, Volume Commitments is changed to read: 1. Volume Commitments for Avjet.

(a) The volume commitments provision in Schedule D of the Agreement is replaced by the following provision:

Volume Commitments - FORC commits to supply and SOPUS commits to purchase 100% of the quantity of Avjet, without regard to the MPF, as follows:

i.	From the date hereof until December 31, 2005, the contract volume shall be 6,000-8,000 bpd, unless the Parties mutually agree in writing to a change in the contract volume: and

ii.
From January 1, 2006 until November 17, 2014, the contract volume of 6,000 to 8,000 bpd shall automatically rollover on a month-to-month evergreen basis unless either Party gives 180 days written notice to the other Party of their intent to change the contract volume or terminate the Agreement with respect to Avjet.

Due to the long-term nature of commercial jet fuel sales contracts, FORC shall, at the request of SOP US and during the term hereof, provide SOPUS a monthly forecast of Avjet for the following Twelve months.

EFFECTIVE DATE

This Eighth amendment will be effective upon execution by both Parties.

Except as explicitly stated herein, no other provisions of the Agreement, or any prior Amendments are affected by the Eighth Amendment and they remain in full force and effect.

In witness whereof, the Parties have below affixed the signature of their authorized representatives, who warrant that they are legally empowered to bind the Party on whose behalf they have signed.

Frontier Oil and Refining Company                                                       Shell Oil Products  US

By      /s/ James R. Gibbs                                                                                     By     /s/ Jeffrey A. Rubin
Name  James R. Gibbs                                                                                     Name      Jeffrey A. Rubin
Title    President & CEO                                                                                    Title      Director
Date    June 4, 2003                                                                                            Date      July 2, 2003

NINTH AMENDMENT
FRONTIER PRODUCTS OFFTAKE AGREEMENT
EL DORADO REFINERY

This Ninth Amendment to the Frontier Products Offtake Agreement, El Dorado Refmery ("Ninth Amendment") by and between Frontier Oil and Refining Company, a Delaware corporation ("FORC") and Shell O Products US (SOPUS), assignee of Equiva Trading Company ("ETCo") is made and entered into thisa% day of May 2004. FORC and SOPUS are sometimes referred to herein individually as a Party and collectively as the Parties.

WITNESSETH:

WHEREAS, the Parties entered into the Frontier Products Offtake Agreement, El Dorado Refinery dated October 19, 1999 (hereinafter referred to as ("the Agreement") and desire to amend certain provisions of the Agreement; and

WHEREAS, the Parties entered into the First Amendment, Products Offtake Agreement, El Dorado Refinery dated the 18th day of September, 2000 (hereinafter referred to as the "First Amendment"); and

WHEREAS, the Parties entered into the Second Amendment, Products Offtake Agreement, El Dorado Refinery dated the 215t day of September, 2000 (hereinafter referred to as the "Second Amendment"); and

WHEREAS, the Parties entered into the Third Amendment, Products Offtake Agreement, El Dorado Refinery dated the 19th day of December, 2000 (hereinafter referred to as the "Third Amendment"); and

WHEREAS, the Parties entered into the Fourth Amendment, Products Offtake Agreement, El Dorado Refinery dated the 2211d day of February, 2001 (hereinafter referred to as the "Fourth Amendment"); and

WHEREAS, the Parties entered into the Fifth Amendment, Products Offtake Agreement, El Dorado Refinery dated the 14th day of August, 2001 (hereinafter referred to as the "Fifth Amendment"); and

WHEREAS, the Parties entered into the Sixth Amendment, Products Offtake Agreement, El Dorado Refinery dated the 5th day of November, 2001 (hereinafter referred to as the "Sixth Amendment"); and

WHEREAS, the Parties entered into the Seventh Amendment, Products Offtake Agreement, El Dorado Refmery dated the 22'1 day of April 2002 (hereinafter referred to as the "Seventh Amendment"); and

WHEREAS, the Parties entered into the Eight Amendment, Products Offtake Agreement, El Dorado Refinery dated the 30th day of May 2003 (hereinafter referred to as the "Eight Amendment"); and

WHEREAS, the Parties desire to establish the pricing of 7.8 psi RVP 85 and 91 octane mogas for delivery to Chase Colorado Pipeline during the summer months and to modify the pricing for #1 Fuel Oil during the month of October; and

WHEREAS, the Parties recognize that to establish the pricing for 7.8 psi RVP 85 and 91 octane mogas for delivery to Chase Colorado Pipeline during the summer months requires an amendment to only Schedule B for mogas and to modify the pricing for #1 Fuel Oil during the month of October in the Agreement requires an amendment to only the Product Pricing paragraph for Schedule E for #1 Fuel Oil in the Second Amendment; and

WHEREAS, the Parties desire to make this Ninth Amendment effective beginning with the product delivered April 1, 2004: and

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below the Parties agree to amend a portion of the Agreement and the Second Amendment and to covenant as follows:

In Schedule B, Mogas, of the Agreement add:

Denver 7.8 psi RVP 85 and 91 octane pricing shall be as follows:

85 U Grade, 7.8 psi RVP, into Chase Colorado Pipeline (Octane 85 — Summer) Gasoline Base Price +2.50 cpg

A Grade, 7.8 psi RVP, into Chase Colorado Pipeline (Octane 91 — Summer) Gasoline Base Price +2.50 cpg

In Schedule E, #1 FUEL OIL, add the following product pricing provision to the Product Pricing paragraph 1(a) of the Second Amendment:

If there are no quotes by Platt's Oil Service for Low Sulfur Jet Fuel during the month of October the price will be 4.0 cents higher than Low Sulfur Diesel, or as otherwise agreed by the Parties.

EFFECTIVE DATE

This Ninth Amendment will be effective beginning with the product delivered April 1, 2004.

Except as explicitly stated herein, no other provisions of the Agreement, or any prior Amendments are affected by the Ninth Amendment and they remain in full force and effect.

In witness whereof, the Parties have below affixed the signature of their authorized representatives, who warrant that they are legally empowered to bind the Party on whose behalf they have signed.

Frontier Oil and Refining Company                                                             Shell Oil Products US

By      /s/ James R. Gibbs                                                                                     By     /s/ Jeffrey A. Rubin
Name  James.R. Gibbs                                                                                     Name     Jeffrey A. Rubin
Title    President & CEO                                                                                    Title    Mid-Continent Director

TENTH AMENDMENT
FRONTIER PRODUCTS OFFTAKE AGREEMENT
EL DORADO REFINERY

This Tenth Amendment to the Frontier Products Offtake Agreement, El Dorado Refinery ("Tenth Amendment") by and between Frontier Oil and Refining Company, a Delaware corporation ("FORC") and Shell Oil Products US (SOPUS), assignee of Equiva Trading Company ("ETCo") is made and entered into this 3rd day of May 2005, PORC and SOPUS are sometimes referred to herein individually as a Party and collectively as the Parties.

W1TNESSETH:

WHEREAS, the Parties entered into the Frontier Products Offtake Agreement, El Dorado Refinery dated October 19, 1999 (hereinafter referred to as ("the Agreement") and desire to amend certain provisions of the Agreement; and

WHEREAS, the Parties entered into the First Amendment, Products Offtake Agreement, El Dorado Refinery dated the 18th day of September, 2000 (hereinafter referred to as the "First Amendment"); and

WHEREAS, the Parties entered into the Second Amendment, Products Offtake Agreement, El Dorado Refinery dated the 21st day of September, 2000 (hereinafter referred to as the "Second Amendment"); and

WHEREAS, the Parties entered into the Third Amendment, Products Offtake Agreement, El Dorado Refinery dated the 19th day of December, 2000 (hereinafter referred to as the "Third Amendment"); and

WHEREAS, the Parties entered into the Fourth Amendment, Products Offtake Agreement, El Dorado Refinery dated the 22nd day of February, 2001 (hereinafter referred to as the "Fourth Amendment"); and

WHEREAS, the Parties entered into the Fifth Amendment, Products Offtake Agreement, El
Dorado Refinery dated the 14th day of August, 2001 (hereinafter referred to as the "Fifth Amendment"); and

WHEREAS, the Parties entered into the Sixth Amendment, Products Offtake Agreement, El Dorado Refinery dated the 5th day of November, 2001 (hereinafter referred to as the "Sixth Amendment"); and

WHEREAS, the Parties entered into the Seventh Amendment, Products Offtake Agreement, El Dorado Refinery dated the 22nd day of April 2002 (hereinafter referred to as the "Seventh Amendment"); and

WHEREAS, the Parties entered into the Eight Amendment, Produots Offtake Agreement, El Dorado Refinery dated the 30th day of May 2003 (hereinafter referred to as the "Eight Amendment");

WHEREAS, the Parties entered into the Ninth Amendment, Products Offtake Agreement, El Dorado Refinery dated the 25th day of May 2004 (hereinafter referred to as the "Ninth Amendment"); and

WHEREAS, the Parties desire to modify the pricing for 7,0 and 7.8 psi RVF 91 octane moges for delivery during the summer months; and

WHEREAS, the Parties recognize that to modify the pricing for 7.0 and 7.8 psi RVP 91 octane mogas for delivery during the summer months requires an amendment to only Schedule B for mogas; and

WHEREAS, the Parties desire to make this Tenth Amendment related to 7.0 and 7.8psi RVP 91 octane mogas effective beginning with the product delivered April 1, 2005: and

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below the Parties agree to amend a portion of Schedule B in the Agreement , the Seventh Amendment and the Ninth Amendment and covenant as follows:

In Schedule B, Mogas, of the Agreement amend:

7,0 psi RVP 91 octane DI specification pricing to be as follows:

Al Grade, 7.0 psi RVP, (Octane 91 — Summer DI specification) Gasoline Base Price(PUL)+7.0 cpg

7.8 psi RVP 91 octane DI specification pricing to be as follows:

Al Grade, 7.8 psi RVP, (Octane 91 — Summer DI specification) Gasoline Base Priee(PUL)-I-5.0 cpg

EFFECTIVE DATE

This Tenth Amendment will be effective beginning with the product delivered April, 1, 2005.

Except as explicitly stated herein, no other provisions of the Agreement, or any prior Amendments are affected by the Tenth Amendment and they remain in full force and effect.

In witness whereof, the Parties have below affixed the signature of their authorized representatives, who warrant that they are legally empowered to bind the Party on whose behalf they have signed.

Frontier Oil and Refining Company                                                                Shell Oil Products  US

By      /s/ James R. Gibbs                                                                                     By     /s/ Twigg V. Bohlen
Name  James R. Gibbs                                                                                     Name    Twigg V. Bohlen
Title    President & CEO                                                                                    Title    Supply Manager – Shell Oil Prods US
Date    May 3, 2005                                                                                            Date    June 16, 2005

ELEVENTH AMENDMENT
FRONTIER PRODUCTS OFFTAKE AGREEMENT
EL DORADO REFINERY

This Eleventh Amendment to the Frontier Products Offtake Agreement, El Dorado Refinery ("Tenth Amendment") by and between Frontier Oil and Refining Company, a Delaware corporation ("FORC") and Shell Oil Products US (SOPUS), assignee of Equiva Trading Company ("ETCo") is made and entered into this 31  day of March 2006. FORC and SOPUS are sometimes referred to herein individually as a Party and collectively as the Parties.

WITNESSETH:

WHEREAS, the Parties entered into the Frontier Products Offtake Agreement, El Dorado Refinery dated October 19, 1999 (hereinafter referred to as ("the Agreement") and desire to amend certain provisions of the Agreement; and

WHEREAS, the Parties entered into the First Amendment, Products Offtake Agreement, El Dorado Refinery dated the 18th day of September, 2000 (hereinafter referred to as the "First Amendment"); and

WHEREAS, the Parties entered into the Second Amendment, Products Offtake Agreement, El Dorado Refinery dated the 21st day of September, 2000 (hereinafter referred to as the "Second Amendment"); and

WHEREAS, the Parties entered into the Third Amendment, Products Offtake Agreement, El Dorado Refinery dated the 19th day of December, 2000 (hereinafter referred to as the "Third Amendment"); and

WHEREAS, the Parties entered into the Fourth Amendment, Products Offtake Agreement, El Dorado Refinery dated the 22nd day of February, 2001 (hereinafter referred to as the "Fourth Amendment"); and

WHEREAS, the Parties entered into the Fifth Amendment, Products Offtake Agreement, El Dorado Refinery dated the 14th day of August, 2001 (hereinafter referred to as the "Fifth Amendment"); and

WHEREAS, the Parties entered into the Sixth Amendment, Products Offtake Agreement, El Dorado Refinery dated the 5th day of November, 2001 (hereinafter referred to as the "Sixth Amendment"); and

WHEREAS, the Parties entered into the Seventh Amendment, Products Offtake Agreement, El Dorado Refinery dated the 22nd day of April 2002 (hereinafter referred to as the "Seventh Amendment"); and

WHEREAS, the Parties entered into the Eight Amendment, Products Offtake Agreement, El Dorado Refinery dated the 30th day of May 2003 (hereinafter referred to as the "Eight Amendment");

WHEREAS, the Parties entered into the Ninth Amendment, Products Offtake Agreement, El Dorado Refinery dated the 25th day of May 2004 (hereinafter referred to as the "Ninth Amendment"); and

WHEREAS, the Parties entered into the Tenth Amendment, Products Offtake Agreement, El Dorado Refinery dated the 3rd day of May 2005 (hereinafter referred to as the "Tenth Amendment"); and

WHEREAS, the Parties desire to modify the pricing for 7.0 psi RVP 87 octane mogas for delivery during the summer months; and

WHEREAS, the Parties recognize that to modify the pricing for 7.0 psi RVP 87 octane mogas for delivery during the summer months requires an amendment to only Schedule B for mogas as amended by the Seventh Amendment; and

WHEREAS, the Parties desire to make this Eleventh Amendment related to 7.0 psi RVP 87 octane mogas effective beginning with the product delivered April 1, 2006: and

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below the Parties agree to amend a portion of Schedule B in the Agreement and the Seventh Amendment and covenant as follows:

In Schedule B, Mogas, of the Agreement amend:

7.0 psi RVP 87 octane DI specification pricing to be as follows:

Ni Grade, 7.0 psi RVP, (Octane 87 — Summer DI specification) Gasoline Base Price(ULR)+3.50 cpg

EFFECTIVE DATE

This Eleventh Amendment will be effective beginning with the product delivered April, 1, 2006.

Except as explicitly stated herein, no other provisions of the Agreement, or any prior Amendments are affected by the Eleventh Amendment and they remain in full force and effect.

In witness whereof, the Parties have below affixed the signature of their authorized representatives, who warrant that they are legally empowered to bind the Party on whose behalf they have signed.

Frontier Oil and Refining Company                                                              Shell Oil Products US

By      /s/ James R. Gibbs                                                                                      By     /s/ Twigg V. Bohlen
Name  James R. Gibbs                                                                                      Name    Twigg V. Bohlen
Title    President & CEO                                                                                     Title    Supply Manager – Shell Oil Prods US
Date    5/3/06                                                                                                        Date    4/19/06

TWELFTH AMENDMENT
FRONTIER PRODUCTS OFFTAKE AGREEMENT
EL DORADO REFINERY

This Twelfth Amendment to the Frontier Products Offtake Agreement, El Dorado Refinery ("Twelfth Amendment") by and between Frontier Oil and Refining Company, a Delaware corporation ("FORC") and Shell Oil Products US (SOPUS), assignee of Equiva Trading Company ("ETCo") is made and entered into this 11 day of May 2006. FORC and SOPUS are sometimes referred to herein individually as a Party and collectively as the Parties.

WITNESSETH:

WHEREAS, the Parties entered into the Frontier Products Offtake Agreement, El Dorado Refinery dated October 19, 1999 (hereinafter referred to as ("the Agreement") and desire to amend certain provisions of the Agreement; and

WHEREAS, the Parties entered into the First Amendment, Products Offtake Agreement, El Dorado Refinery dated the 18th day of September, 2000 (hereinafter referred to as the "First Amendment"); and

WHEREAS, the Parties entered into the Second Amendment, Products Offtake Agreement, El Dorado Refinery dated the 21st day of September, 2000 (hereinafter referred to as the "Second Amendment"); and

WHEREAS, the Parties entered into the Third Amendment, Products Offtake Agreement, El Dorado Refinery dated the 19th day of December, 2000 (hereinafter referred to as the "Third Amendment"); and

WHEREAS, the Parties entered into the Fourth Amendment, Products Offtake Agreement, El Dorado Refinery dated the 22nd day of February, 2001 (hereinafter referred to as the "Fourth Amendment"); and

WHEREAS, the Parties entered into the Fifth Amendment, Products Offtake Agreement, El Dorado Refinery dated the 14th day of August, 2001 (hereinafter referred to as the "Fifth Amendment"); and

WHEREAS, the Parties entered into the Sixth Amendment, Products Offtake Agreement, El Dorado Refinery dated the 5th day of November, 2001 (hereinafter referred to as the "Sixth Amendment"); and

WHEREAS, the Parties entered into the Seventh Amendment, Products Offtake Agreement, El Dorado Refinery dated the 22nd day of April 2002 (hereinafter referred to as the "Seventh Amendment"); and

WHEREAS, the Parties entered into the Eight Amendment, Products Offtake Agreement, El Dorado Refinery dated the 30th day of May 2003 (hereinafter referred to as the "Eight Amendment");

WHEREAS, the Parties entered into the Ninth Amendment, Products Offtake Agreement, El Dorado Refinery dated the 25th day of May 2004 (hereinafter referred to as the "Ninth Amendment"); and

WHEREAS, the Parties entered into the Tenth Amendment, Products Offtake Agreement, El Dorado Refinery dated the 3rd day of May 2005 (hereinafter referred to as the "Tenth Amendment"); and

WHEREAS, the Parties entered into the Eleventh Amendment, Products Offtake Agreement, El Dorado Refinery dated the 31st day of March 2006 (hereinafter referred to as the "Eleventh Amendment"); and

WHEREAS, the Parties desire to add lubricity additive costs and additional diesel fuel product grades to the Agreement; and

WHEREAS, the Parties recognize that to add lubricity additive costs and additional diesel fuel product grades requires an amendment to only Schedule C - Diesel of the Agreement ; and

WHEREAS, the Parties desire to make this Twelfth Amendment relate only to diesel fuel lubricity additive costs and additional diesel fuel product grades effective beginning with the product delivered June 1, 2006; and

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below the Parties agree to amend a portion of Schedule. C — Diesel of the Agreement and covenant as follows:

In Schedule C - Diesel of the Agreement amend as follows:

"Product Quality" is amended to include the following product grades and specifications:

Pipeline & Rack

-       Ultra Low Sulfur Diesel use Magellan's Pipeline X

-       Low Sulfur Diesel(XI) = XH and/or XR

-       Low Sulfur Diesel Off Road use Magellan's Pipeline XR

-       Low Sulfur Diesel On Road use Magellan's Pipeline XH

"Product Pricing" is amended to include the following product grades:

-       Ultra Low Sulfur Diesel

-       Low Sulfur Diesel Off Road

-       Low Sulfur Diesel On Road

In Schedule C - Diesel of the Agreement add the following paragraph related to Lubricity Costs:

Lubricity Costs — SOPUS will pay Frontier the published Magellan Pipeline Lubricity Fee for all diesel additized at the El Dorado Rack.

EFFECTIVE DATE

This Twelfth Amendment will be effective beginning with the product delivered June, 1, 2006.

Except as explicitly stated herein, no other provisions of the Agreement, or any prior Amendments are affected by the Twelfth Amendment and they remain in full force and effect.

In witness whereof, the Parties have below affixed the signature of their authorized representatives, who warrant that they are legally empowered to bind the Party on whose behalf they have signed.

Frontier Oil and Refining Company                                                               Shell Oil Products US

By      /s/ James R. Gibbs                                                                                     By     /s/ Twigg V. Bohlen
Name  James R. Gibbs                                                                                     Name    Twigg V. Bohlen
Title    President & CEO                                                                                    Title    Supply Manager – SOPUS
Date    5/30/06                                                                                                     Date    May 11, 2006

THIRTEENTH AMENDMENT
FRONTIER PRODUCTS OFFTAKE AGREEMENT
EL DORADO REFINERY

This Thirteenth Amendment to the Frontier Products Offtake Agreement, El Dorado Refinery ("Thirteenth Amendment") by and between Frontier Oil and Refining Company, a Delaware corporation ("FORC") and Shell Oil Products US (SOPUS), assignee of Equiva Trading Company ("ETCo") is made and entered into this 30 day of September, 2007. FORC and SOPUS are sometimes referred to herein individually as a Party and collectively as the Parties.

WITNESSETH:

WHEREAS, the Parties entered into the Frontier Products Offtake Agreement, El Dorado Refinery dated October 19, 1999 (hereinafter referred to as ("the Agreement") and desire to amend certain provisions of the Agreement; and

WHEREAS, the Parties entered into the First Amendment, Products Offtake Agreement, El Dorado Refinery dated the 181 day of September, 2000 (hereinafter referred to as the "First Amendment"); and

WHEREAS, the Parties entered into the Second Amendment, Products Offtake Agreement, El Dorado Refinery dated the 21st day of September, 2000 (hereinafter referred to as the "Second Amendment"); and

WHEREAS, the Parties entered into the Third Amendment, Products Offtake Agreement, El Dorado Refinery dated the 19th day of December, 2000 (hereinafter referred to as the "Third Amendment"); and

WHEREAS, the Parties entered into the Fourth Amendment, Products Offtake Agreement, El Dorado Refinery dated the 22nd day of February, 2001 (hereinafter referred to as the "Fourth Amendment"); and

WHEREAS, the Parties entered into the Fifth Amendment, Products Offtake Agreement, El Dorado Refinery dated the 14th day of August, 2001 (hereinafter referred to as the "Fifth Amendment"); and

WHEREAS, the Parties entered into the Sixth Amendment, Products Offtake Agreement, El Dorado Refinery dated the 5th day of November, 2001 (hereinafter referred to as the "Sixth Amendment"); and

WHEREAS, the Parties entered into the Seventh Amendment, Products Offtake Agreement, El Dorado Refinery dated the 22nd day of April 2002 (hereinafter referred to as the "Seventh Amendment"); and

WHEREAS, the Parties entered into the Eight Amendment, Products Offtake Agreement, El Dorado Refinery dated the 30th day of May 2003 (hereinafter referred to as the "Eight Amendment");

WHEREAS, the Parties entered into the Ninth Amendment, Products Offtake Agreement, El Dorado Refinery dated the 25th day of May 2004 (hereinafter referred to as the "Ninth Amendment"); and

WHEREAS, the Parties entered into the Tenth Amendment, Products Offtake Agreement, El Dorado Refinery dated the 3rd day of May 2005 (hereinafter referred to as the "Tenth Amendment"); and

WHEREAS, the Parties entered into the Eleventh Amendment, Products Offtake Agreement, El Dorado Refinery dated the 31st day of March 2006 (hereinafter referred to as the "Eleventh Amendment"); and

WHEREAS, the Parties entered into the Twelfth Amendment, Products Offtake Agreement, El Dorado Refinery dated the 11th day of May 2006 (hereinafter referred to as the "Twelfth Amendment"); and

WHEREAS, the Parties recognize that to add red dye costs requires an amendment to only Schedule C - Diesel of the Agreement ; and

WHEREAS, the Parties desire to make this Thirteenth Amendment relate only to red dye costs and to make it effective beginning with product delivered October 1, 2007; and

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below the Parties agree to amend a portion of Schedule C — Diesel of the Agreement by adding the following provision related to red dye costs:

Red Dye Costs — SOPUS will pay Frontier the published Magellan Pipeline Red Dye Fee for all red dye diesel at the El Dorado Rack beginning with product delivered October 1, 2007. (Current Magellan fee, as of September 1, 2007, is $0.0029/gal)

EFFECTIVE DATE

This Thirteenth Amendment will be effective beginning with product delivered October 1, 2007.

Except as explicitly stated herein, no other provisions of the Agreement, or any prior Amendments are affected by the Thirteenth Amendment and they remain in full force and effect.

In witness whereof, the Parties have below affixed the signature of their authorized representatives, who warrant that they are legally empowered to bind the Party on whose behalf they have signed.

Frontier Oil and Refining Company                                            Shell Oil Products US

By       /s/ James.R. Gibbs                                                                By      /s/ T.N. Smith
Name   James R. Gibbs                                                                Name     T.N. Smith
Title     President & CEO                                                               Title     VP Supply – North America
Date     10/16/07                                                                              Date     10/1/07

FOURTEENTH AMENDMENT
FRONTIER PRODUCTS OFFTAKE AGREEMENT
EL DORADO REFINERY

This Fourteenth Amendment to the Frontier Products Offtake Agreement, El Dorado Refinery (“Fourteenth Amendment”) by and between Frontier Oil and Refining Company, a Delaware corporation (“FORC”) and Shell Oil Products US (SOPUS), assignee of Equiva Trading Company (“ETCo”) is made and entered into this 1st day of May, 2008.  FORC and SOPUS are sometimes referred to herein individually as a Party and collectively as the Parties.

WITNESSETH:

WHEREAS, the Parties entered into the Frontier Products Offtake Agreement, El Dorado Refinery dated October 19, 1999, which has been previously amended and as amended shall, hereinafter be referred to as “the Agreement.”

WHEREAS, the Parties recognize that because of expansion of the El Dorado refinery, additional gasoline and diesel fuel will be available for sale and both Parties desire to modify the Volume Commitments  of Schedule A to included these additional volumes and provide for Frontier to retain these additional volumes through the term of the Product Offtake Agreement; and

WHEREAS, the Parties recognize that to modify the Volume Commitments requires an amendment to only Schedule A, of the Agreement; and

WHEREAS, the Parties desire to make this Fourteenth Amendment effective beginning with product delivered May 1, 2008; and

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below the Parties agree to amend Volume Commitments of Schedule A – Off-take Volumes and to covenant as follows:

Schedule A

Volume Commitments - SOPUS will purchase 100% of the quantity of Mogas and Diesel as specified in each month’s MPF.  Frontier shall be obligated to retain the quantities of Mogas and Diesel specified below for the years indicated and any amounts in excess of each month’s MPF.   Frontier shall also be obligated to retain an additional 10,000 barrels per day of the production of either gasoline or diesel fuel for this additional 10,000 barrels per day at the discretion of Frontier, beginning May 1, 2008 and thereafter through the term of the Product Offtake Agreement.

FRONTIER RETAINED VOLUMES (BPD)

	Year	Year	Year	Year	Year	Year	Year	Year	Year	Year
	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009+
Mogas:
Denver/ Colorado Springs	2,000	Note #1	0	0	0	0	0	0	0	0
Kansas City Pipeline	825	0	0	0	0	0	0	0	0	0
Kaneb & Williams Pipelines	475	0	0	0	0	0	0	0	0	0
El Dorado Refinery	0	6,700	10,000	13,400	16,750	20,000	23,250	26,500	29,750	33,000
Subtotal Mogas	3,300	6,700	10,000	13,400	16,750	20,000	23,250	26,500	29,750	33,000

Diesel
Denver/ Colorado Springs	500	Note #1	0	0	0	0	0	0	0	0
Kansas City Pipeline	400	0	0	0	0	0	0	0	0	0
Kaneb & Williams Pipelines	800	0	0	0	0	0	0	0	0	0
El Dorado Refinery		3,300	5,000	6,600	8,250	10,000	11,750	13,500	15,250	17,000
Subtotal Diesel	1,700	3,300	5,000	6,600	8,250	10,000	11,750	13,500	15,250	17,000

Total Volume	5,000	10,000	15,000	20,000	25,000	30,000	35,000	40,000	45,000	50,000

Note #1: The 2,750 barrels per day of Mogas and the 1,000 barrels per day of Diesel designated for exchange delivery by ETCo to FORC in Denver and Colorado Springs shall be reduced by a combined volume of 375 barrels per day each month beginning March  2001 until the total exchange obligation is eliminated at the end of December 2001.

EFFECTIVE DATE

This Fourteenth Amendment will be effective beginning with product delivered May 1, 2008.

Except as explicitly stated herein, no other provisions of the Agreement, or any prior Amendments are affected by the Fourteenth Amendment and they remain in full force and effect.

In witness whereof, the Parties have below affixed the signature of their authorized representatives, who warrant that they are legally empowered to bind the Party on whose behalf they have signed.

Frontier Oil and Refining Company                                                    Shell Oil Products US

By      /s/ James R. Gibbs                                                                           By      /s/ T. N. Smith
Name  James R. Gibbs                                                                           Name      T.N. Smith
Title    President & CEO                                                                           Title    VP Supply – North America

FIFTEENTH AMENDMENT
FRONTIER PRODUCTS OFFTAKE AGREEMENT
EL DORADO REFINERY

This Fifteenth Amendment to the Frontier Products Offtake Agreement, El Dorado Refinery ("Fifteenth Amendment") by and between Frontier Oil and Refining Company, a Delaware corporation ("FORC") and Shellal Products US (SOPUS), assignee of Equiva Trading Company ("ETCo") is made and entered into this,28th day of May, 2008. FORC and SOPUS are sometimes referred to herein individually as a Party and collectively as the. Parties.

WITNESSETH:

WHEREAS, the Parties entered into the Frontier Products Offtake Agreement, El Dorado Refinery dated October 19, 1999 (hereinafter referred to as ("the Agreement") and desire to amend certain provisions of the Agreement; and

WHEREAS, the Parties entered into the First Amendment, Products Offtake Agreement, El Dorado Refinery dated the 18th day of September, 2000 (hereinafter referred to as the "First Amendment"); and

WHEREAS, the Parties entered into the Second Amendment, Products Offtake Agreement, El Dorado Refinery dated the 21' day of September, 2000 (hereinafter referred to as the "Second Amendment"); and

WHEREAS, the Parties entered into the Third Amendment, Products Offtake Agreement, El Dorado Refinery dated the 19th day of December, 2000 (hereinafter referred to as the "Third Amendment"); and

WHEREAS, the Parties entered into the Fourth Amendment, Products Offtake Agreement, El Dorado. Refinery dated the 22" day of February, 2001 (hereinafter referred to as the "Fourth Amendment"); and

WHEREAS, the Parties entered into the Fifth Amendment, Products Offtake Agreement, El Dorado Refinery dated the 14th day of August, 2001 (hereinafter referred to as the "Fifth Amendment"); and

WHEREAS, the Parties entered into the Sixth Amendment, Products Offtake Agreement, El Dorado Refinery dated the 5th day of November, 2001 (hereinafter referred to as the "Sixth Amendment"); and

WHEREAS, the Parties entered into the Seventh Amendment, Products Offtake Agreement, El Dorado Refinery dated the 22" day of Apri12002 (hereinafter referred to as the "Seventh Amendment"); and

WHEREAS, the Parties entered into the Eight Amendinent, Products Offtake Agreement, El Dorado Refinery dated the 30th day of May 2003 (hereinafter referred to as the "Eight Amendment");

WHEREAS, the Parties entered into the.Ninth Amendment, Products Offtake Agreement, El Dorado Refinery dated the 25th day of May 2004 (hereinafter referred to as the "Ninth Amendment"); and

WHEREAS, the Parties entered into the Tenth Amendment, Products Offtake Agreement, El Dorado Refinery dated the 3rd day of May 2005 (hereinafter referred to as the "Tenth Amendment"); and

WHEREAS, the Parties entered into the Eleventh Amendment, Products Offtake Agreement, El

Dorado Refmery dated the 31st day of March 2006 (hereinafter referred to as the "Eleventh Amendment"); and

WHEREAS, the Parties entered into the Twelfth Amendment, Products Offtake Agreement, El Dorado Refinery dated the 11th day of May 2006 (hereinafter referred to as the "Twelfth Amendment"); and

WHEREAS, the Parties entered into the Thirteenth Amendment, Products Offtake Agreement, El Dorado Refinery dated the 30th day of September 2007 (hereinafter referred to as the "Thirteenth Amendment"); and

WHEREAS, the Partiesotered into the Fourteenth Amendment, Products Offtake Agreement, El Dorado Refinery dated the 1st day of May 2008 (hereinafter referred to as the "Fourteenth Amendment"); and

WHEREAS, the Parties desire to modify the pricing of sub octane mogas, and to modify the pricing for 7.0 psi RVP 87 and 91 octane mogas, and to modify to the pricing for 7.8 psi RVP 85 and 91 octane mogas, and to establish the pricing for 84 sub octane mogas, and to establish the pricing for 6.8 psi RVP 84, 87 and 91 octane mogas, and to establish pricing for 7.8 psi RVP 82.5 octane mogas, and to establish pricing for 7.0 psi RVP 82.5, 84, 85 and 91 octane mogas,; and

WHEREAS, the Parties recognize that to modify the pricing of sub octane mogas, and to modify the pricing for 7.0 psi RVP 87 and 91 octane mogas, and to.modify the pricing for 7.8 psi RVP 85 & 91 octane mogas, and to establish the pricing for 6.8 psi RVP, 84, 87 and 91 octane mogas, and to establish pricing for 7.8 psi RVP 82.5 octane mogas, and to establish pricing for 7.0 psi RVP 82.5, 84, 85 and 91 octane mogas, requires an amendment to only Schedule B — MOGAS as previously amended by the First, Seventh, Ninth, Tenth, and Eleventh Amendments ; and

WHEREAS, the Parties desire to amend and restate Schedule B in, its entirety in this Fifteenth Amendment; and

WHEREAS, the Parties desire to make this. Fifteenth Amendment effective beginning with product delivered April 15, 2008; and

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below the Parties agree to amend and restate Schedule B — MOGAS and covenant as follows:

SCHEDULE B

MOGAS

Product Measurement — SOPUS' purchases of the Mogas produced at the Frontier El Dorado Refinery shall be calculated pursuant to material balance receipts from the NuStar, Magellan Pipelines and the El Dorado truck rack. I

Product Quality — Mogas must meet the specifications as listed below.

El Dorado Rack/NuStar and Magellan Pipeline
- Sub Octane Magellan's 82.5 V Grades -Sub Octane Magellan's 84 V Grades
- Sub Octane Magellan's 85 V Grades - Regular Magellan's 87 N Grades
- Premium Magellan's 91 A Grades

Specification changes will be provided by SOPUS as regulations are updated and pricing shall be negotiated accordingly.

Provisional Product Pricing — SOPUS will pay Frontier the mean of the prior week's weekly average low and high price for the Regular (RUL) and Premium (PUL) Unleaded grades published by Platte's Oil Service for Group 3, FOB the custody transfer point, plus 0.32 cents per gallon. The previous week's mean shall be calculated as the arithmetic average of the Platt's effective low and high quotes for Mogas for Monday through Friday of the previous week and shall be effective for delivers from Tuesday of the current week through

Monday of the next week. This formula of Platt's Group 3 Weekly Average of Low and High plus 0.32 cents per gallon shall be defined as the Gasoline Base Price.

Sub Octane 85 shall be as follows:

Gasoline Base Price(ULR) -2.3 cpg +.32 cpg Sub Octane 84 shall be as follows:

Gasoline Base Price(ULR) -3.1 cpg +.32 cpg Sub Octane 82.5 shall be as follows:

Gasoline Base Price(ULR) -4.2 cpg +.32 cpg

7.0 psi RVP 82.5, 85, 84, 87 and 91 Octane specification pricing to be as follows:

82.5 V Grade, 7.0 psi RVP, (Octane 82.5) Sub Octane 82.5+10.0 cpg

84 V Grade, 7.0 psi RVP, (Octane 84) Sub Octane 84+10.0 cpg

85 V Grade, 7.0 psi RVP, (Octane 85) Sub Octane 85+10.0 cpg

N1 Grade, 7.0 psi RVP, (Octane 87) Gasoline Base Price(ULR)+10.0 cpg

A Grade, 7.0 psi RVP, (Octane 91) Gasoline Base Price(PUL)+13.5 cpg

Al Grade, 7.0 psi RVP, (Octane 91) Gasoline Base Price(PUL)+13.5 cpg

7.8 psi RVP 82.5, 85 and 91 Octane specification pricing to be as follows:

82.5 V Grade, 7.8 psi RVP, (Octane 82.5) Sub Octane 82.5+6.0 cpg

85 V Grade, 7.8 psi RVP, (Octane 85) Sub Octane 85+6.0 cpg

A Grade, 7.8 psi RVP, (Octane 91) Gasoline Base Price(PUL)+8.5 cpg

6.8 psi RVP 84, 87 and 91 Octane specification pricing to be as follows:

84 V Grade, 6.8 psi RVP, (Octane84) Sub Octane 84+11 cpg

N1 Grade, 6.8 psi RVP, (Octane 87) Gasoline Base Price(ULR)+11 cpg

Al Grade, 6.8 psi RVP, (Octane 91) Gasoline Base Price(PUL)+15 cpg

EFFECTIVE DATE

This Fifteenth Amendment will be effective beginning with product delivered April 15, 2008.

Except as explicitly stated herein, no other provisions of the Agreement, or any prior Amendments are affected by the Fifteenth Amendment and they remain in full force and effect..

In witness whereof, the Parties have below affixed the signature of their authorized representatives, who warrant that they are legally empowered to bind the Party on whose behalf they have signed.

Frontier Oil and Refining Company                                             Shell Oil Products US

By        /s/ James.R. Gibbs                                                                By      /s/ T.N. Smith
Name   James R. Gibbs                                                                 Name     T.N. Smith
Title     President & CEO                                                                Title     Vice President -  Supply
Date     8/6/08                                                                                   Date     May 28, 2008